EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
by and among
PEOPLESUPPORT, INC.,
ESSAR SERVICES, MAURITIUS
and
EASTER MERGER SUB, INC.
Dated as of August 3, 2008

i

INDEX OF DEFINED TERMS

Defined Term	Section
Acceptable Confidentiality Agreement	5.2(c)
Acquisition Proposal	5.2(a)
Affiliate	3.1(a)
Agreement	Forepart
Audit Date	3.1(h)
Bankruptcy and Equity Exception	3.1(c)
Cancelled Shares	2.1(b)
Certificate	2.1(c)
Certificate of Merger	1.3
CFIUS	6.3(c)
Change in Board Recommendation	5.2(d)
Closing	1.2
Closing Date	1.2
Code	2.2(f)
Common Shares	2.1(c)
Company	Forepart
Company Balance Sheet	3.1(g)
Company Compensation and Benefit Plans	3.1(j)
Company Disclosure Schedules	3.1
Company Indemnity Agreements	5.8(a)
Company Intellectual Property Rights	5.1(p)(i)
Company IT Assets	5.1(p)(ii)
Company Material Adverse Effect	5.1(a)
Company Meeting	5.5(c)
Company Option	2.1(d)
Company Preferred Stock	3.1(b)
Company Reports	3.1(e)(i)
Company Required Statutory Approvals	3.1(d)
Company Requisite Vote	3.1(t)
Company RSUs	2.1(d)
Company Stock Plans	3.1(b)
Compensation and Benefit Plan	3.1(j)
Confidentiality Agreement	8.6
Contracts	3.1(d)(i)
Costs	5.8(a)
D&O Insurance	5.8(c)
DGCL.	Recitals
Dissenting Shares	2.3(a)
Effective Time	1.3
Employees	3.1(j)
Environmental Law	3.1(m)(iii)
ERISA	3.1(j)

Defined Term	Section
ERISA Affiliate	3.1(j)(iii)
Exchange Act	3.1(d)
Exchange Fund	2.2(a)
Exon-Florio Provision	5.2(c)
Expenses	7.6(b)
Fee	7.6(a)
FCPA	3.1(v)
FINRA	3.1(d)
Foreign Antitrust Filings	3.1(d)
Governmental Entity	3.1(d)
Hazardous Substance	3.1(m)(iv)
HSR Act	3.1(d)
Indemnified Parties	5.8(a)
Intellectual Property	3.1(p)
IRS	3.1(j)(ii)
IT Assets	3.1(p)(ii)
knowledge	3.1(a)
Law; Laws	3.1(k)
Lease Documents	3.1(q)
Liens	3.1(q)
Material Contracts	3.1(r)
Merger	Recitals
Merger Consideration	2.1(c)
Merger Sub	Forepart
Merger Sub Insiders	1.3(a)
Multiemployer Plan	3.1(j)(i)
Multiple Employer Plan	3.1(j)(i)
Non-U.S. Benefit Plan	3.1(j)(vii)
Notice Period	5.2(e)
Order	6.1(c)
Other Filings	3.1(f)
Parent	Forepart
Parent Disclosure Schedules	3.2
Parent Material Adverse Effect	3.2(a)
Parent Required Statutory Approvals	3.2(c)
Paying Agent	2.2(a)
Pension Plan	3.1(j)(i)
Permitted Investments	2.2(a)
Person	2.2(b)
Proxy Statement	3.1(f))
Representatives	5.1
Right	5.1(b)
Right to Match	5.2(e)
Rights Agreement	5.1(b)
Sarbanes-Oxley Act	3.1(e)(v)
SEC	3.2(e)

Defined Term	Section
Securities Act	5.1(d)
Series A Junior Preferred Stock.	5.1(b)
Share	2.1(c)
Shares	2.1(c)
Subsidiary	3.1(a)
Superior Proposal Agreement	5.2(e)
Surviving Corporation	1.1
Takeover Statute	5.10
Tax	3.1(n)(iii)
Tax Return	3.1(n)(iii)
Taxable	3.1(n)(iii)
Taxes	3.1(n)(iii)
Termination Date	7.2
Top Customers	3.1(r)
Top Vendors	3.1(r)
U.S. GAAP	3.1(a)
Voting Debt	3.1(b)

v

AGREEMENT AND PLAN OF MERGER
     AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of August 3, 2008, by and among PeopleSupport, Inc., a Delaware corporation (“Company”), Essar Services, Mauritius, a company organized under the laws of Mauritius (“Parent”), and Easter Merger Sub Inc., Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).
W I T N E S S E T H:
     WHEREAS, the respective Boards of Directors of Company, Parent and Merger Sub have unanimously approved the merger of Merger Sub with and into Company upon the terms and subject to the conditions set forth in this Agreement;
     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Company have each approved and declared advisable this Agreement and the merger of Merger Sub with and into Company, as set forth below (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth in this Agreement;
     WHEREAS, Parent and Merger Sub have approved this Agreement and the consummation of the Merger and all of the covenants and agreements contained in this Agreement; and
     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
THE MERGER
     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Company, whereupon the separate corporate existence of Merger Sub shall cease, and Company shall continue as the surviving company in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

     1.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 at 10:00 a.m., local time, on a date to be specified by the parties (the “Closing Date”), which shall be no later than the second Business Day after satisfaction or waiver (to the extent permitted by applicable Law (as defined in section 3.1(k)) of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as Company and Parent may agree in writing. For purpose of this Agreement “Business Day” means any day other than (a) a Saturday or Sunday, (b) a federal holiday in the United States, (c) a national holiday in India or a state or regional holiday in Mumbai, India or (c) a day on which commercial banks in the state of New York or the city of Mumbai, India are authorized or required to be closed.
     1.3 Effective Time. On the Closing Date, immediately after the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as Parent and Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).
     1.4 Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the applicable laws of the State of Delaware.
     1.5 Certificate of Incorporation of the Surviving Corporation. Subject to Section 5.9 of this Agreement, at the Effective Time, the amended and restated certificate of incorporation of Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth in Exhibit A attached hereto and incorporated by reference herein, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.
     1.6 By-Laws of the Surviving Corporation. Subject to Section 5.9 of this Agreement, at the Effective Time, the amended and restated by-laws of Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in their entirety as set forth in Exhibit B attached hereto and incorporated by reference herein, and, as so amended and restated, shall be the by-laws of the Surviving Corporation, until thereafter amended as provided therein, in the certificate of incorporation or in accordance with applicable Law.
     1.7 Directors. The Directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws.

     1.8 Officers. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws.
ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES
     2.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any further action on the part of Company, Parent, Merger Sub or any holder of any shares of capital stock of Company, Parent or Merger Sub:
     (a) Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
     (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each Share that is owned directly or indirectly by Company as treasury stock or by Parent, Merger Sub or any other Subsidiary (as defined in Section 3.1(a)) of Parent or Company immediately prior to the Effective Time (the “Cancelled Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered in exchange therefore.
     (c) Conversion of Company Common Shares. Subject to Section 2.1(b) and Section 2.3(a), each issued and outstanding share of common stock, par value $0.001 per share, of the Company, together with each associated Right (as hereinafter defined) under the Rights Agreement (as hereinafter defined) issued and outstanding immediately prior to the Effective Time (such shares collectively, “Common Shares” or “Shares” and each, a “Share”), other than any Cancelled Shares (as defined, and to the extent provided in Section 2.1(b)) and any Dissenting Shares (as defined, and to the extent provided in Section 2.3(a)), shall be cancelled and shall be converted automatically into the right to receive from the Surviving Corporation $12.25 per share in cash, without interest (the “Merger Consideration”) payable to the holder thereof upon surrender in the manner provided in Section 2.2(b) of the certificate or certificates (a “Certificate”) which immediately prior to the Effective Time evidenced such Shares.

     (d) Stock Options; Restricted Stock Units. Company shall cause each option to purchase Common Shares (a “Company Option”), outstanding immediately prior to the Effective Time, whether vested or unvested, to be canceled at the Effective Time and shall thereafter represent the right to receive, at the Effective Time or as soon as practicable thereafter, in full satisfaction of the rights of the holder with respect thereto, an amount in cash equal to the product of (A) the number of Common Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (B) the amount by which the Merger Consideration exceeds the exercise price per share of Company Shares previously subject to such Company Option. Company shall cause each restricted stock unit with respect to Common Shares (“Company RSUs”) outstanding immediately prior to the Effective Time, whether vested or unvested, to be canceled at the Effective Time, and shall thereafter represent the right to receive, at the Effective Time or as soon as practicable thereafter, in full satisfaction of the rights of the holder with respect thereto, an amount in cash equal to the product of (A) the number of Company Shares subject to such Company RSU immediately prior to the Effective Time, multiplied by (B) the Merger Consideration. In accordance with the terms of the 2004 Employee Stock Purchase Plan, immediately prior to the Effective Time, any “Accumulation Period” and/or “Offering Period” (as such terms are defined in the 2004 Employee Stock Purchase Plan) shall terminate and each participant thereunder shall receive Common Shares in accordance with the terms of the 2004 Employee Stock Purchase Plan.
     2.2 Exchange of Share Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration. At the Effective Time, Parent shall deposit, or cause Merger Sub to deposit, with the Paying Agent, for the benefit of the holders of Certificates, an amount equal to the aggregate Merger Consideration. The deposit made by Parent or Merger Sub, as the case may be, pursuant to this Section 2.2(a) is hereinafter referred to as the “Exchange Fund.” Such funds shall be invested in Permitted Investments by the Paying Agent as directed by the Surviving Corporation. Any interest or other income resulting from such investment shall be paid to and be income of Parent. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. “Permitted Investments” shall mean (i) direct obligations of the United States, (ii) obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by Moody’s Investors Services, Inc. or Standard & Poor’s Ratings Group, (iv) certificates of deposit, money market funds, bank repurchase agreements or bankers’ acceptances of a commercial bank having at least $1 billion in assets and rated in one of two highest rating categories (without regard to refinements within such rating categories) by Moody’s Investors Services, Inc. or Standard & Poor’s Ratings Group, or (v) pooled or commingled investment vehicles administered by a bank meeting the requirements of (iv) above that is limited to investments as described in (i) through (iv) above.

     (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a letter of transmittal specifying that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss reasonably satisfactory to the Surviving Corporation in lieu thereof) to the Paying Agent, such letter of transmittal to be in customary form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (such instructions shall include instructions for the payment of the Merger Consideration to a Person other than the Person in whose name the surrendered Certificate is registered on the transfer books of Company, subject to the receipt of appropriate documentation for such transfer). Upon surrender to the Paying Agent of a Certificate (or evidence reasonably satisfactory to the Surviving Corporation of loss in lieu thereof) for cancellation together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be requested by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefore the Merger Consideration that such holder is entitled to receive pursuant to this Article II, and the Certificate so surrendered shall forthwith be cancelled; provided that in no event will a holder of a Certificate be entitled to receive the Merger Consideration if Merger Consideration was already paid with respect to the Shares underlying such Certificate in connection with an affidavit of loss. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Common Shares that is not registered in the transfer records of Company, payment may be issued to such a transferee if the Certificate formerly representing such Common Shares is presented to the Paying Agent, accompanied by all documents reasonably satisfactory to the Surviving Corporation required to evidence and effect such transfer, and the Person requesting such issuance pays any transfer or other taxes required by reason of such payment to a Person other than the registered holder of such Certificate or establishes to the satisfaction of Parent and Company that such tax has been paid or is not applicable. All cash paid upon the surrender of a Certificate in accordance with the terms of this Section 2.2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Shares formerly represented by such Certificate.
     For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit corporations), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 3.1(d)) or other entity of any kind or nature.
     (c) Transfers. At the close of business on the day of the Effective Time, the stock transfer books of Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of Company of Common Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Law.

     (d) Termination of Exchange Fund. Any portion of the Exchange Fund relating to the Merger Consideration that remains unclaimed by the stockholders of Company one hundred and eighty (180) days after the Effective Time shall be returned to Parent or the Surviving Corporation. Any stockholders of Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of the Merger Consideration upon due surrender of their Certificates (or affidavits of loss reasonably satisfactory to the Surviving Corporation in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Common Shares or for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity) any such Shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled hereto.
     (e) Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond reasonably satisfactory to the Surviving Corporation as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration upon due surrender of the Common Shares represented by such Certificate pursuant to this Agreement.
     (f) Withholding Rights. Not withstanding anything to the contrary herein, each of Parent, Merger Sub, the Paying Agent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under provision of any federal, state, local or foreign tax law or under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder. If Parent, Merger Sub, the Paying Agent or the Surviving Corporation, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Shares in respect of which Parent, Merger Sub, the Paying Agent or the Surviving Corporation, as the case may be, made such deduction and withholding.

     2.3 Dissenters’ Rights. (a) Notwithstanding anything in any other Section of this Agreement to the contrary, Common Shares, including any Rights attached thereto, outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded properly in writing appraisal for such Common Shares including any Rights attached thereto in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive, subject to and net of any applicable withholding of Taxes (as defined in Section 3.1(n)(ii)), payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to receive, subject to and net of any applicable withholding of Taxes, payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL shall cease and such Dissenting Shares shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.2, of the Certificate or Certificates that formerly evidenced such Dissenting Shares.
     (b) Company shall give Parent prompt notice of any demands for appraisal received by Company, withdrawals of such demands and any other instruments served on or otherwise received by Company pursuant to the DGCL, and Parent shall have the right to direct all negotiations and proceedings with respect to demands for appraisal under DGCL. Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.
     2.4 Adjustments to Prevent Dilution. In the event that Company changes the number of Common Shares or securities convertible or exchangeable into or exercisable for Common Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of Company. Except as set forth in the disclosure schedules delivered to Parent by Company prior to the date of this Agreement (the “Company Disclosure Schedules”) or in Company Reports (as defined in Section 3.1(e)(i)) filed prior to the date hereof (and then (i) only to the extent reasonably apparent in the Company Reports that such disclosed item is an event, item or occurrence that constitutes a breach of a representation or warranty set forth in this Article III and (ii) excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” in such filings), Company hereby represents and warrants to Parent and Merger Sub that:
     (a) Organization, Good Standing and Qualification. Each of Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties and assets or conduct of its business requires such qualification, except where the failure to be so qualified as a foreign corporation or be in good standing would not be reasonably likely to, either individually or in the aggregate, have a Company Material Adverse Effect (as defined herein). Company has heretofore made available to Parent complete and correct copies of Company’s and each of its Subsidiaries’ certificate of incorporation and by-laws (or comparable governing instruments), as amended. The certificate of incorporation and by-laws (or comparable governing instruments) of each of Company and its Subsidiaries so made available are in full force and effect. Section 3.1(a) of the Company Disclosure Schedules sets forth a list of all of the Subsidiaries of Company, the jurisdictions under which such Subsidiaries are incorporated, and the percent of the equity interest therein owned by Company and each other Subsidiary of Company, as applicable. Except as disclosed in Section 3.1(a) of the Company Disclosure Schedules, Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.
     As used in this Agreement, the term “Subsidiary” means, with respect to Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

     As used in this Agreement, the term “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     As used in this Agreement, the term “Company Material Adverse Effect” means, any event, circumstance, change or effect that, individually or in the aggregate with any other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to (a) the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole or (b) the ability of the company to consummate the Merger and the other transactions contemplated hereby; provided, however, that any such effect resulting from or arising out of (i) any change in Law or United States generally accepted accounting principles (“U.S. GAAP”) or interpretations thereof, (ii) changes in general economic or business conditions, (iii) conditions generally affecting the business process outsourcing industry, (iv) acts of war (whether declared or undeclared), sabotage, terrorism, military action or any escalation or worsening thereof, (v) the Company or any of its Subsidiaries taking any action permitted hereby, (vi) the public announcement or the pendency of this Agreement (provided, however, that this clause (vi) shall not diminish the effect of, and shall be disregarded for purposes of the representations and warranties relating to required consent, approvals, change in control provisions or similar rights of acceleration, termination, modification or waiver based upon the entering into of this Agreement or consummation of the Merger and the other transactions contemplated hereby), (vii) a decline in the trading price of Common Shares and any failure in and of itself by Company to meet analysts’ published revenue or earnings predictions or any internal or disseminated projections, forecasts or revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement (provided that, the underlying causes of such decline and failure may be considered in determining whether there has been a Company Material Adverse Effect), (viii) any costs or expenses associated with the Merger, and (ix) currency exchange rates or any fluctuations thereof shall not be considered when determining if a Company Material Adverse Effect has occurred; except with respect to subsections (i)-(iv) and (ix), in the event, that such occurrence, change, event or effect has had a materially disproportionate effect on Company and its Subsidiaries, taken as a whole, compared to other Persons engaged in the business process outsourcing industry in which case such effects shall be considered in determining whether a Company Material Adverse Effect has occurred.
     As used in this Agreement, the term “knowledge” or any similar formulation of knowledge shall mean the actual knowledge after reasonable investigation of, with respect to Company, those persons set forth in Section 3.1(a) of the Company Disclosure Schedules and, with respect to Parent, those persons set forth in Section 3.2(a) of the Parent Disclosure Schedules (as defined in Section 3.2).

     (b) Capital Structure. (i) The authorized capital stock of Company consists of 91,000,000 shares of which (i) 87,000,000 shares are designated as Common Shares, of which 19,050,286 shares are outstanding as of the date of this Agreement and (ii) 4,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”), of which 250,000 shares are designated Series A Junior Participating Preferred Stock (the “Series A Junior Preferred Stock”), and as of the Date of this Agreement no shares of Company Preferred Stock are outstanding. There are no Common Shares held in the treasury of Company and there are no Common Shares held by Subsidiaries of Company. 901,850 Common Shares are issuable upon exercise of Company RSUs pursuant to the Company Stock Plans and an additional 1,681,893 Common Shares are issuable upon exercise of Company Options. Pursuant to the Shareholder Rights Agreement dated August 28, 2007 between Registrant and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”), each Common Share has attached thereto a right (each a “Right” and collectively, the “Rights”) to purchase one one-hundredth of a share of Series A Junior Preferred Stock at a price of $65.00 per one one-hundredth of a share, subject to adjustment. All of the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock or other securities of each of Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is owned by Company or a direct or indirect wholly-owned Subsidiary of Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Other than (A) Company Options and Company RSUs pursuant to Company’s 1998 Stock Incentive Plan, as amended and Company’s 2004 Stock Incentive Plan, as amended and (B) the Rights pursuant to the Rights Agreement (collectively, the “Company Stock Plans”), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Company on any matter (“Voting Debt”).
     (ii) Section 3.1(b)(ii) of the Company Disclosure Schedules sets forth the following information with respect to each Company Option outstanding on the date of this Agreement: (i) the name and address of the Company Option recipient; (ii) the particular plan pursuant to which such Company Option was granted; (iii) the number of Common Shares subject to such Company Option; (iv) the exercise or purchase price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule; (vii) the date on which such Company Option expires; and (viii) whether the exercisability of or right to repurchase of such Company Option will be accelerated in any way by the Merger or the other transactions contemplated hereby. Company has made available to Parent accurate and complete copies of all Company Option Plans pursuant to which Company has granted the Company Options that are currently outstanding and the form of all stock award agreements evidencing such Company Options. All Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Common Shares or any capital stock of any of its Subsidiaries or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any of its Subsidiaries or any other Person. Except as set forth in Section 3.1(b) of the Disclosure Schedule, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Option as a result of the Merger. All outstanding Common Shares, all outstanding Company Options and all outstanding shares of capital stock of each Subsidiary of Company have been issued and granted in compliance with (i) all applicable securities Laws and other applicable Laws and (ii) all requirements set forth in applicable contracts.
     (c) Corporate Authority. Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, on the terms and subject to the conditions of this Agreement, the Merger and the other transactions contemplated hereby, subject only to receipt of the Company Requisite Vote (as defined in Section 3.1(t)). This Agreement has been duly executed and delivered by Company and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, is a valid and legally binding agreement of Company enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).
     (d) Governmental Filings; No Violations.
     (i) Other than any reports, filings, registrations, approvals and/or notices (A) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Securities Act of 1933, as amended (and the rules and regulations promulgated thereunder, the “Securities Act”), the Securities Exchange Act of 1934, as amended (and the rules and regulations promulgated thereunder, the “Exchange Act”) and state securities, takeover and “blue sky” laws, (B) the filings with or approvals from Governmental Entities required solely by virtue of the jurisdictions in which Company or its Subsidiaries conduct business or own any assets listed on Section 3.1(d) of the Company Disclosure Schedules (collectively, the “Foreign Antitrust Filings”) and (C) to comply with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) (items (A) through (C) (inclusive)), the “Company Required Statutory Approvals”), no notices, reports, registrations or other filings are required to be made by Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Company from, any United States or non-United States federal, state, or local governmental or regulatory authority, agency, commission, body or other governmental entity (each a “Governmental Entity”), in connection with the execution and delivery of this Agreement and the consummation by Company of the Merger and the other transactions contemplated hereby, except for those that the failure to make or obtain are not reasonably likely to, either individually or in the aggregate, have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of Company to consummate the Merger and the other transactions contemplated hereby.

     (ii) The execution, delivery and performance of this Agreement and the consummation by Company of the Merger and the other transactions contemplated hereby will not constitute or result in (A) a breach or violation of, or a default under, either the certificate of incorporation of Company or by-laws (or comparable governing instruments) of Company or of any Subsidiary of Company, (B) a breach or violation of, a default under, the acceleration of any obligations, the loss of any right or benefit, or the creation of a lien, pledge, security interest or other encumbrance on the assets of Company or any Subsidiary of Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, franchise, indenture, arrangement or other instrument or obligation (“Contracts”) to which Company or any Subsidiary of Company is a party or any Law or governmental or non-governmental permit or license to which Company or any Subsidiary of Company is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that would not be reasonably likely to, either individually or in the aggregate, have a Company Material Adverse Effect or prevent, or materially impair the ability of Company to consummate the Merger and the other transactions contemplated hereby.
     (e) Company Reports; Financial Statements. (i) The filings required to be made by Company since January 1, 2006 under the Securities Act and the Exchange Act have been filed with the U.S. Securities and Exchange Commission (the “SEC”), including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates or as of the date of final amendment, as applicable, and in the case of such filings made after the date hereof will comply, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. Company has made available (except to the extent available through EDGAR) to Parent each registration statement, report, proxy statement and information statement filed by it with the SEC pursuant to the Securities Act or the Exchange Act (all such filings, including all amendments and supplements thereto, the “Company Reports”) since January 1, 2006, including (i) Company’s Annual Reports on Form 10-K, (ii) Company’s Quarterly Reports on Form 10-Q, and (iii) Company’s Current Reports on Form 8-K furnished pursuant to Item 12, Results of Operations and Financial Condition (or pursuant to Item 9 in accordance with SEC Release No. 33-8216), each in the form (including exhibits, annexes and any amendments thereto) required by the SEC under the Securities Act or the Exchange Act, as the case may be. None of the Company Reports (in the case of Company Reports filed pursuant to the Securities Act), as of their effective dates, contained, nor in the case of such Company Reports filed after the date hereof will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. None of the Company Reports (in the case of Company Reports filed pursuant to the Exchange Act) as of the respective dates filed with the SEC or first mailed to stockholders, as applicable, contained, nor in the case of such Company Reports filed after the date hereof will contain, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Company and its Subsidiaries included in or incorporated by reference into the Company Reports comply, and in the case of consolidated financial statements included in or incorporated by reference into the Company Reports filed after the date hereof will comply, in all material respects with the applicable rules and regulations of the SEC with respect thereto. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) present, and in the case of consolidated balance sheets included in or incorporated by reference into Company Reports filed after the date hereof will present fairly in all material respects, the financial position of Company and its Subsidiaries as of its date, and each of the consolidated statements of income and consolidated statements of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) presents, and in the case of consolidated statements of income and consolidated statements of cash flows included in or incorporated by reference into Company Reports filed after the date hereof will present, fairly the results of operations, retained earnings and changes in financial position, as the case may be, of Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in accordance with U.S. GAAP consistently applied during the periods involved, except as may be noted therein.
     (ii) Section 3.1(e)(ii) if the Company Disclosure Schedules sets forth, subject to the qualifications therein (a) Company’s current cash and cash equivalents, (b) the current value of Company’s marketable securities and (c) the estimated sale value of Company’s real property.
     (iii) Company has heretofore furnished to Parent complete and correct copies of all amendments and modifications that have not been filed by Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.
     (iv) Company maintains and shall continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP. Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Section 3.1(e)(iv) of the Company Disclosure Schedules lists, and Company has made available to Parent complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

     (v) Company has timely filed and made available to Parent all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) (the “Sarbanes-Oxley Act”) with respect to any Company Reports. Company’s disclosure controls and procedures (as defined in sections 13a-15(e) and 15d-15(e) of the Exchange Act) effectively enable Company to comply with, and the appropriate officers of Company to make all certifications required under, the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder. Section 3.1(e)(v) of the Company Disclosure Schedules lists, and Company has made available to Parent complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. As used in this Section 3.1(e), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
     (f) Disclosure Documents. None of the information provided by Company or its Subsidiaries to be included or incorporated by reference in (i) the Proxy Statement (as defined below) or (ii) any other document to be filed with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby (the “Other Filings”) will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement. The letters to stockholders, notices of meeting, proxy statement and forms of proxies to be distributed to stockholders in connection with the Merger are collectively referred to herein as the “Proxy Statement.”
     (g) No Undisclosed Material Liabilities. There are no liabilities or obligations of Company or any of its Subsidiaries of any kind whatsoever in existence, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities or obligations disclosed and provided for in the Company balance sheet as of March 31, 2008 included in the Company Reports (the “Company Balance Sheet”) or in the notes thereto or in the Company Reports; (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since March 31, 2008 and such classes of ordinary course expenses are listed in Section 3.1(g) of the Company Disclosure Schedule; and (iii) liabilities or obligations that would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

     (h) Absence of Certain Changes. Since December 31, 2007 (the “Audit Date”), except as expressly contemplated by this Agreement, (i) Company and its Subsidiaries have conducted their business only in the ordinary course of such business consistent with past practice, (ii) there has been no Company Material Adverse Effect, and (iii) none of Company or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 4.1. Since the Audit Date, except as provided for herein, there has not been any material increase in the compensation payable or that could become payable by Company or any of its Subsidiaries to officers or key employees or any material amendment of any of the Compensation and Benefit Plans (as defined in Section 3.1(j)) other than increases or amendments in the ordinary course of business consistent with past practice.
     (i) Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, investigations, reviews or proceedings pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries, except for those that (i) do not involve, in any individual case, a claim for monetary damages in excess of $40,000 (forty thousand dollars), (ii) would not materially prohibit or restrict the Company and its Subsidiaries from operating the business as they have historically, or (iii) would not be reasonably likely, either individually or in the aggregate, to have a Company Material Adverse Effect. There is no (A) suit, action or proceeding pending, or, to the knowledge of Company, threatened, against Company or any of its Subsidiaries or (B) judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator outstanding against Company or any of its Subsidiaries, in either case that would be reasonably likely to have, individually or in the aggregate, a material and adverse effect on the ability of Company to perform its obligations hereunder or to consummate the Merger and the other transactions contemplated hereby. To the knowledge of Company, no officer or director of Company or any Subsidiary of Company is a defendant in any material suit, claim, action, proceeding, arbitration or mediation in connection with his or her status as an officer or director of Company or any Subsidiary of the Company. Neither Company nor any of its Subsidiaries nor any of their respective properties or assets is or are subject to any judgments, orders or decrees, except for those judgments, orders or decrees that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect
     (j) Employee Benefits. The term “Compensation and Benefit Plan” shall mean any compensation agreement, bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, change in control, retention, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other compensation or benefit plan, policy agreement or arrangement including, without limitation, each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that covers employees or former employees (“Employees”), individual consultants or directors or former directors of Company or any of its Subsidiaries; and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plan. Section 3.1(j) of the Company Disclosure Schedules lists all Compensation and Benefit Plans of Company and its Subsidiaries (“Company Compensation and Benefit Plans”), and any Company Compensation and Benefit Plans containing “change of control” or similar provisions therein are specifically identified in Section 3.1(j) of the Company Disclosure Schedules. Company has made available to Parent a copy of all Company Compensation and Benefit Plans, a copy of each material document, if any, prepared in connection with each Company Compensation and Benefit Plan, and a copy of each agreement, policy, practice or arrangement that covers employees or former employees of Company and its Subsidiaries.
     (i) None of the Company Compensation and Benefit Plans is (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a “Multiple Employer Plan”), or (iii) subject to Title IV or Section 302 of ERISA or Sections 412 or 4971 of the Code.
     (ii) All Company Compensation and Benefit Plans are now and have always been operated in all material respects in accordance with their terms and the requirements of all applicable Laws and, to the extent subject to ERISA and the Code, are in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable Law. Each Company Compensation and Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and that is intended to be qualified under Section 401(a) or Section 401(k) of the Code has timely received a favorable determination letter from the U.S. Department of the Treasury, Internal Revenue Service (the “IRS”), and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification or that would result in material costs to Company or any of its Subsidiaries under the Internal Revenue Service’s Employee Plans Compliance Resolution System. Each Company Compensation and Benefit Plan that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been operated in all material respects in good faith compliance with Section 409A of the Code and the regulations and other guidance promulgated thereunder since January 1, 2005. There is no pending or, to the knowledge of Company, threatened litigation relating to the Company Compensation and Benefit Plans. Neither Company nor any of its Subsidiaries has engaged in a transaction with respect to any Pension Plan that, assuming the taxable period of such transaction expired, would subject Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) or Section 406 of ERISA.
     (iii) No liability under Title IV of ERISA has been or is expected to be incurred by Company or any of its Subsidiaries. Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a Multiple Employer Plan of Title IV of ERISA (regardless of whether based on contributions of any entity which is considered an employer with Company under Section 4001 0f ERISA or Section 414 of the Code (an “ERISA Affiliate”)). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the thirty (30) day reporting requirement has not been waived or extended, other than an extension pursuant to Pension Benefit Guaranty Corporation Reg. Section 4043.66, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the preceding twelve (12) month period.

     (iv) All contributions, premiums or payments required to be made under the terms of any Company Compensation and Benefit Plan have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in Company Reports. Neither any Pension Plan nor any Multiple Employer Plan within the meaning of Section 431 and 432 of the Code or Section 305 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to Multiple Employer Plan pursuant to Section 401(a)(29) of the Code.
     (v) Neither Company nor its Subsidiaries have any obligations for, or liabilities with respect to, retiree health, disability or life benefits under any Company Compensation and Benefit Plan, except for benefits required to be provided under Section 4980B of the Code or any other applicable law requiring continuation of health coverage.
     (vi) Neither the negotiation and execution of this Agreement nor the consummation of the Merger and the other transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Compensation and Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of Company or any of its Subsidiaries. There is no contract, agreement, plan or arrangement with an employee or former employee of Company or any of its Subsidiaries to which Company or any of its Subsidiaries is a party as of the date of this Agreement that, individually or collectively and as a result of the Merger and the other transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events) or otherwise, would reasonably be likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code. No Company Compensation and Benefits Plan provides for a “gross-up” or similar payments in respect of any Taxes that may become payable under Section 409A or Section 4999(a) of the Code.
     (vii) In addition to the foregoing, with respect to each Company Compensation and Benefit Plan that is not subject to United States law (a “Non-U.S. Benefit Plan”):
     (A) all employer and employee contributions to each Non-U.S. Benefit Plan required by law or by the terms of such Non-U.S. Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices;

     (B) the fair market value of the assets of each funded Non-U.S. Benefit Plan, the liability of each insurer for any Non-U.S. Benefit Plan funded through insurance or the book reserve established for any Non-U.S. Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on any ongoing basis (actual or contingent) accrued to the date of this Agreement with respect to all current and former participants under such Non-U.S. Benefit Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Non-U.S. Benefit Plan; and
     (C) each Non-U.S. Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. Each Non-U.S. Benefit Plan is now and always has been operated in all material respects in compliance with all applicable non-United States laws.
     (k) Compliance with Laws. The business of Company and its Subsidiaries is not being conducted in violation of any United States or non-United States federal, state or local law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (individually, “Law” and collectively, “Laws”), except for violations that would not be reasonably likely to, either individually or in the aggregate, have a Company Material Adverse Effect or prevent, or materially impair the ability of Company to consummate the Merger and the other transactions contemplated hereby. No investigation or review by any Governmental Entity with respect to Company or any of its Subsidiaries is pending or, to the knowledge of Company, threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, except for those the outcome of which would not be reasonably likely to, either individually or in the aggregate, have a Company Material Adverse Effect or prevent, or materially impair the ability of Company to consummate the Merger and the transactions contemplated hereby. Company and each of its Subsidiaries has, or has applied for, all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals from Governmental Entities necessary to own, lease and operate its properties or to conduct its business as currently conducted, except for those the absence of which would not be reasonably likely to, either individually or in the aggregate, have a Company Material Adverse Effect. The provisions of this Section 3.1(k) shall not apply to Environmental Laws (as defined in Section 3.1(m)(iii)) which are covered exclusively in Section 3.1(m), tax Laws which are covered exclusively in Section 3.1(n), labor Laws which are covered exclusively in Section 3.1(o) or intellectual property Laws which are covered exclusively in Section 5.1(p).
     (l) Anti-takeover Statutes and Rights Agreement.
     (i) Company and the Board of Directors of Company has taken all action necessary to exempt this Agreement, the Merger and the other transactions contemplated hereby from the provisions of Section 203 of the DGCL. No other state anti-takeover statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby.
     (ii) Company Board of Directors has resolved to, and Company after execution of this Agreement will, take all action necessary to render the Rights issued pursuant to the Rights Agreement inapplicable to the Merger, or the execution and consummation this Agreement and the transactions contemplated hereby and thereby and none of the execution or delivery of this Agreement and the consummation of the Merger will result in (a) the occurrence of the “flip-in” event described in Section 11 of the Rights Agreement, (b) the occurrence of the “flip-over” event described in Section 13 of the Rights Agreement, or (c) the Rights becoming evidenced by, and transferable pursuant to, certificates separate from the certificates representing Common Shares.
     (m) Environmental Matters.
     (i) Except for such matters that would not, either individually or in the aggregate, be reasonably likely to cause a Company Material Adverse Effect: (A) the operations of Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (B) each of Company and each of its Subsidiaries possesses and maintains in effect all environmental permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to the business of Company and its Subsidiaries as presently conducted; (C) neither Company nor any of its Subsidiaries has received any written environmental claim, notice or request for information during the past three (3) years concerning any violation or alleged violation of any applicable Environmental Law; and (D) there are no material writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits or proceedings pending relating to compliance by Company or any of its Subsidiaries with any environmental permits, licenses, authorizations and approvals required under applicable Environmental Laws or liability of Company or any of its Subsidiaries under any applicable Environmental Law.
     (ii) Notwithstanding any other provision of this Agreement to the contrary (including, but not limited to, Section 3.1(k)), the representations and warranties of Company in this Section 3.1(m) constitute the sole representations and warranties of Company with respect to any Environmental Law or Hazardous Substance.
     (iii) As used herein, the term “Environmental Law” means any United States federal, non-United States, state or local Laws, regulations, codes, rules, ordinances, permits, authorizations, decrees, orders, injunctions or judgments and any binding administrative or judicial interpretations thereof relating to: (A) pollution; (B) the protection of the environment (including air, water, soil, subsurface strata and natural resources) or human health and safety from exposure to Hazardous Substances; and (C) the regulation of the generation, use, storage, handling, transportation, treatment, release, remediation or disposal of Hazardous Substances.
     (iv) As used herein, the term “Hazardous Substance” means (A) any substances, mixtures, chemicals, products, materials or wastes that, pursuant to Environmental Law, are defined by or regulated as or having the characteristics of “hazardous,” “toxic,” “pollutant,” “contaminant,” “flammable,” “corrosive,” “reactive,” “explosive” or “radioactive”; or (B) any petroleum, petroleum products or by-products, friable asbestos or any material or equipment containing regulated concentrations of polychlorinated biphenyls.

     (n) Tax Matters.
     (i) Except as would not have a Company Material Adverse Effect, Company and each of its Subsidiaries; (A) have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined in Section 3.1(n)(iii)) required to be filed by each of them and all such filed Tax Returns are true, correct and complete in all material respects; (B) (1) have timely paid all Taxes required to be paid by or with respect to each of them, except with respect to matters contested in good faith and by appropriate proceedings and as to which adequate reserves have been made on the applicable financial statements and (2) no penalties or charges have been asserted or are due with respect to the incorrect or late filing of any Tax Return required to be filed by or with respect to any of them on or before the Effective Time; and (C) with respect to all Tax Returns filed by or with respect to any of them have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
     (ii) Except for such matters as are identified in Section 3.1(n) of the Company Disclosure Schedules or that are in the aggregate not material, Company and each of its Subsidiaries does not have any deficiency, or any such audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters pending or proposed or threatened in writing.
     (iii) Company and each of its Subsidiaries maintains a transfer-pricing policy that is in compliance with all Tax Laws in each jurisdiction in which it is required to file a Tax Return. No penalties or charges have been asserted or are due with respect to any transfer-pricing matter.
     (iv) As used in this Agreement, (A) the term “Tax” (including, with correlative meaning, the terms “Taxes,” and “Taxable”) includes all United States federal, state, local and non-U.S. income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (B) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates, claims for refund and information returns) supplied to a Tax authority relating to Taxes, including any schedule or attachment thereto or amendment therefor.

     (o) Labor Matters. Neither Company nor any of its Subsidiaries is the subject of any material proceeding asserting that Company or any of its Subsidiaries has committed an unfair labor practice or any other violation of Law relating to employee matters, including those related to wages, hours, immigration and naturalization, collective bargaining, occupational safety or health standards, employment discrimination, and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity, nor has there been any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement, collective agreement or other labor union contract or works council agreement applicable to persons employed by Company or any of its Subsidiaries, nor, to the knowledge of Company, are there any activities or proceedings of any Person to organize any such employees and no consent of, consultation of, or the rendering of formal advice by the unions, works councils, and other similar organizations is required to consummate the Merger or any of the other transactions contemplated hereby.
     (p) Intellectual Property.
     (i) Company or one of its Subsidiaries owns, or is licensed or otherwise possesses sufficient legally enforceable rights to use, all material Intellectual Property that is currently used in its business, including the businesses of its Subsidiaries, taken as a whole (collectively, “Company Intellectual Property Rights”).
     (ii) (A) to the knowledge of Company, the operation of the Company’s business and the use of Company Intellectual Property Rights by Company or its Subsidiaries therein does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any Intellectual Property of any other Person and (B) there have been no material claims made alleging the foregoing and neither Company nor any of its Significant Subsidiaries has received written notice of any material claim or otherwise knows that any Company Intellectual Property Right is invalid, or conflicts with the asserted right of any other Person.
     (iii) Company and its Subsidiaries have taken all reasonable measures to maintain the confidentiality of all confidential information used or held for use in the operation of Company’s business.
     (iv) To the knowledge of Company, no employee, independent contractor or agent of Company or any of its Subsidiaries is in default or breach of any term of any employment agreement, non-disclosure agreement, or agreement relating to the protection, ownership, development, use or transfer of Company Intellectual Property. To the extent that any Intellectual Property has been conceived, developed or created for Company or any of its Subsidiaries by any other Person, Company and/or such Subsidiary, as applicable, have executed written agreements with such Person with respect thereto transferring to Company and/or such Subsidiary sufficient legally enforceable rights to use such Intellectual Property.

     (v) All software, servers, systems, computers, networks, data communication lines, routers, hubs, switches and all other information technology equipment (and all associated documentation (“Company IT Assets”) are adequate for, and operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with, the operation of Company’s business.
     (vi) To the knowledge of Company the operation of Company IT Assets by or on behalf of Company and/or its Subsidiaries, the content thereof, and the use, collection, storage and dissemination of data in connection therewith or otherwise in connection with Company’s business, have not violated, and do not violate, any applicable Laws. There is no action or claim pending, asserted or threatened by or against Company or any of its Subsidiary alleging a violation of any Person’s privacy, personal or confidentiality rights under any such applicable Laws, rules, policies or procedures. The negotiation, execution and consummation of the Merger and the other transactions contemplated hereby, and any disclosure and/or transfer of information by Company or any of its Subsidiaries in connection therewith, will not breach or otherwise cause any violation of any such rules, policies or procedures or any applicable Laws relating to privacy, data protection or the collection and/or use of customer information or other personal or user data, or require the consent, waiver or authorization of, or declaration, filing or notification to, any Person under any such rules, policies, procedures or applicable Laws. With respect to all personal and user data gathered or accessed in the course of the operation of Company’s business, Company and its Subsidiaries have at all times taken reasonable measures to protect such data against loss and unauthorized access, use, modification, disclosure or other misuse, and to the knowledge of Company there has been no unauthorized access to or other misuse or unauthorized disclosure of such data. None of the products or services offered or made available on any Internet or intranet websites owned and/or operated by Company or any of its Subsidiaries constitute or incorporate any “spyware” or “adware.”
“Intellectual Property” means, in any and all jurisdictions throughout the world, all (i) inventions and discoveries, patents, invention disclosures, industrial designs and mask works, (ii) trademarks, service marks, domain names, uniform resource locators, trade dress, trade names and other identifiers of source or goodwill, including the goodwill symbolized thereby or associated therewith, (iii) works of authorship (including computer programs, models and methodologies, program interfaces, Internet and intranet websites, databases and compilations, including data and collections of data), and copyrights, moral rights, design rights and database rights therein and thereto, (iv) confidential and proprietary information, including trade secrets, know-how and invention rights, (v) rights of privacy and publicity, (vi) registrations, applications, renewals and extensions for any of the foregoing in (i)-(v), and (vii) any and all other proprietary rights.

     (q) Title to Properties. Section 3.1(q)(i) of the Company Disclosure Schedules lists each parcel of real property currently or formerly owned by Company or any of its Subsidiaries. Company and each of its Subsidiaries has good and valid title to all of its owned real properties and assets, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other adverse claims of any kind in respect of such property or asset (collectively, “Liens”), except Liens for Taxes not yet due and payable and such Liens or other imperfections of title, if any, that, either individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Section 3.1(q)(ii) of the Company Disclosure Schedules lists each parcel of real property currently leased or subleased by Company or any of its Subsidiaries, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by Company or any Subsidiary in connection therewith and each amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to Parent. All leases pursuant to which Company and each of its Subsidiaries leases from others real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default of Company or any of its Subsidiaries or, to the knowledge of Company, any other party (or any event which with notice or lapse of time, or both, would constitute a material default) that, either individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.
     (r) Material Contracts. (i) Subsections (A) through (M) of Section 3.1(r) of the Company Disclosure Schedules lists the following types of contracts and agreements in effect as of the date hereof to which Company or any of its Subsidiaries is a party (such contracts and agreements as are required to be set forth in Section 3.1(r) of the Company Disclosure Schedules being the “Material Contracts”):
     (A) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Company and its Subsidiaries;
     (B) all contracts and agreements with Company’s top ten (10) customers (based on the revenue from such customer during the twelve (12) month period ended June 30, 2008) (the “Top Customers”) and all contracts and agreements with Company’s top ten (10) vendors (based on amounts paid to such vendors during the twelve (12) month period ended June 30, 2008) (the “Top Vendors”);
     (C) each contract and agreement, whether or not made in the ordinary course of business, that contemplates an exchange of consideration with a value of more than $100,000 (one hundred thousand dollars), in the aggregate, over the remaining term of such contract or agreement;
     (D) all credit agreements, indentures and other agreements evidencing indebtedness for borrowed money of Company or any of its Subsidiaries;
     (E) all joint venture, partnership, strategic alliance and business acquisition or divestiture agreements (and all letters of intent, term sheets and draft agreements relating to any such pending transactions);

     (F) all contracts and agreements relating to issuances of securities of Company or any Subsidiary (and all letters of intent, term sheets and draft agreements relating to any such pending transactions);
     (G) all material leases of real property;
     (H) material agreements concerning Intellectual Property or Company IT Assets to which Company or any of its Subsidiaries is a party or beneficiary or by which Company or any of its Subsidiaries, or any of its properties or assets, may be bound;
     (I) each contract or agreement with any Governmental Entity to which the Company or any of its Subsidiaries is a party, except transcription contracts and captioning services contracts;
     (J) all contracts and agreements that limit, or purport to limit, the ability of Company or any Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;
     (K) all contracts and agreements providing for employee benefits under any Company Compensation and Benefit Plans;
     (L) all powers of attorney with respect to Company or any of its Subsidiaries;
     (M) all contracts for employment required to be listed in Section 3.1(j) of the Company Disclosure Schedules;
     (N) all contracts that contain a right of first refusal, right of first offer, right to negotiate or similar right with respect to a merger, consolidation, sale of all or substantially all of Company’s assets or other extraordinary corporate transaction; and
     (O) each other contract or agreement, whether or not made in the ordinary course of business, which is material to Company, any of its Subsidiaries or the conduct of their respective businesses, or the absence of which would have a Company Material Adverse Effect.
     (ii) (a) Each Material Contract is a legal, valid and binding agreement, (b) neither Company nor any of its Subsidiaries has breached, or received in writing any claim of default under or cancellation of any Material Contract to which it is a party or by which it is bound, (c) to the knowledge of Company, no other party is in breach or violation of, or default under, any Material Contract, and (d) neither the execution of this Agreement nor the consummation of the Merger or any of the other transactions contemplated hereby shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of Company or any of its Subsidiaries under any Material Contract. Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

     (s) Insurance. Company maintains for itself and its Subsidiaries insurance policies covering the assets, business, equipment, properties, operations, employees, directors and officers, and product warranty and liability claims, and such other forms of insurance in such amounts, with such deductibles and against such risks and losses as are in accordance with normal industry practice and as are reasonable for the business and assets of Company and its Subsidiaries. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and Company and its Subsidiaries are otherwise in compliance with the terms and conditions of such policies and bonds.
     (t) Vote Required. The affirmative vote of the holders of outstanding Common Shares, voting together as a single class, representing at least a majority of all the votes entitled to be cast thereon by holders of Common Shares, is the only vote of holders of any class or series of the capital stock of Company which is required to approve and adopt this Agreement and the consummation of the Merger or the other transactions contemplated hereby (the “Company Requisite Vote”).
     (u) Customer and Suppliers. Section 3.11(u) of the Company Disclosure Schedules sets forth a true and complete list of the Top Customers. None of the Top Customers and no Top Vendors (i) have cancelled or otherwise terminated any contract with Company or any of its Subsidiaries prior to the expiration of the contract term, (ii) have returned, or to the knowledge of Company, threatened to return, a substantial amount of any of the products, equipment, goods and services purchased from Company or any of its Subsidiaries, or (iii) to the knowledge of Company, have threatened, or indicated their intention, to cancel or otherwise terminate their relationship with Company or its Subsidiaries or to reduce substantially their purchase from or sale to the Company or any Subsidiary of any products, equipment, goods or services.
     (v) Certain Business Practices. None of Company, any Subsidiary of Company or, to Company’s knowledge, any directors or officers, agents or employees of Company or any of its Subsidiaries, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); or (iii) made any payment in the nature of criminal bribery. Company has established reasonable internal controls and procedures intended to ensure compliance with the FCPA.
     (w) Brokers and Finders. Except for Credit Suisse, neither Company nor any of its officers, directors or employees has retained any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with this Agreement, the Merger or the other transactions contemplated hereby.
     (x) Opinion of Financial Advisor. Company has received an opinion of Credit Suisse, dated as of the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to holders of Common Shares. Section 3.1(x) of the Company Disclosure Schedules sets forth all amounts payable by Company to Credit Suisse pursuant to any arrangements under which such firm would be entitled to any payment relating to the Merger or the other transactions contemplated hereby.

     (y) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3.1, neither Company nor any other Person makes any other express or implied representation or warranty on behalf of Company or any of its Subsidiaries.
     3.2 Representations and Warranties of Parent and Merger Sub. Except as set forth in the disclosure schedules delivered to Company by Parent on or prior to the date of this Agreement (the “Parent Disclosure Schedules”) or the Parent Reports filed prior to the date hereof, Parent and Merger Sub each represents and warrants to Company that:
     (a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of Parent and Merger Sub has all requisite corporate power to own and operate its material properties and assets and to carry on its business as currently conducted in all material respects and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties and assets or conduct of its business requires such qualification, except where the failure to be so qualified as a foreign corporation or be in good standing would not be reasonably likely, either individually or in the aggregate, to have a Parent Material Adverse Effect (as defined herein). Parent has made available to Company a complete and correct copy of the certificate of incorporation and by-laws of Parent and certificate of incorporation and by-laws of Merger Sub. Parent’s certificate of incorporation and by-laws and Merger Sub’s certificate of incorporation and by-laws so made available are in full force and effect.
     As used in this Agreement, the term “Parent Material Adverse Effect” means a material adverse effect on the ability of Parent to consummate the Merger and the other transactions contemplated hereby.
     (b) Corporate Authority. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by Company, is a valid and legally binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
     (i) The Boards of Directors of Parent and Merger Sub have approved and adopted this Agreement and the Merger and the transactions contemplated hereby.

     (c) Governmental Filings; No Violations.
     (i) Other than any reports, filings, registrations, approvals and/or notices (A) required to be made under the HSR Act, the Securities Act, the Exchange Act, state securities, takeover and “blue sky” laws, and (B) any filings under the provisions of Section 721 of Title VII of the U.S. Defense Production Act of 1950, as amended and the regulations promulgated thereunder (the “Exon-Florio Provision”) (items (A) through (B) (inclusive)), the “Parent Required Statutory Approvals”), no notices, reports, registrations or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except for those that the failure to make or obtain would not be reasonably likely to, either individually or in the aggregate, have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby.
     (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, either the certificate of incorporation or by-laws of Parent or Merger Sub or any comparable governing instruments of any of Parent’s Subsidiaries, (B) a breach or violation of, or a default under, or the acceleration of, any obligations, the loss of any right or benefit or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent, Merger Sub or any of Parent’s Subsidiaries (with or without notice, lapse of time or both) pursuant to any Contracts binding upon Parent, Merger Sub or any of Parent’s Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent, Merger Sub or any of Parent’s Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that would not be reasonably likely to, either individually or in the aggregate, have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby.
     (d) Disclosure Documents. None of the information provided by Parent specifically for inclusion or incorporation by reference in (A) the Proxy Statement or (B) any other document to be filed with the SEC or any Other Filings will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (e) No Business Activities. Merger Sub is not a party to any material Contract and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the Merger or the other transactions contemplated hereby. Merger Sub has no Subsidiaries.
     (f) No Vote Required. No approval of the stockholders of Parent is required to approve this Agreement, the Merger or the other transactions contemplated hereby.
     (g) Ownership of Company Common Shares. Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an “interested stockholder” of Company as defined in Section 203 of the DGCL. Neither Parent, Merger Sub nor any of their respective Subsidiaries or, to the knowledge of Parent, any of their respective Affiliates or associates (as such term is defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), any Common Shares, in each case, except in accordance with this Agreement, including the Merger.
     (h) Financial Capability. Parent will have at the Effective Time the financial capacity to perform and to cause Merger Sub to perform its obligations under this Agreement, and Parent will have available all funds necessary to pay the consideration set forth in Article II and any other amounts contemplated by this Agreement. Without limiting the foregoing, Parent’s ability to consummate, and to cause Merger Sub to consummate, the transactions contemplated hereby is not contingent on Parent’s ability to complete any public offering or private placement of equity or debt securities or to obtain any other type of financing prior to or on the Effective Time.
     (i) Ownership of Assets. As of the date hereof Parent owns 100% of Aegis Communications Group, Inc. and Parent shall continue to hold 100% of Aegis Communications Group, Inc. through the Effective Time.
     (j) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3.2, neither Parent nor any other Person makes any other express or implied representation or warranty on behalf of Parent or any of its Subsidiaries.

ARTICLE IV
CONDUCT OF BUSINESS PENDING THE MERGER
     4.1 Conduct of Business of Company. Company covenants and agrees that from the date hereof and continuing until the Effective Time, except as set forth in Section 4.1 of the Company Disclosure Schedules or as Parent shall otherwise consent to in writing, the business of Company shall be conducted only in, and Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; to the extent consistent therewith, Company and its Subsidiaries shall use their reasonable best efforts to preserve its business organization intact, to keep available the services of the current officers and employees and consultants of Company and its Subsidiaries, maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees, business associates and other persons with which Company or any of its Subsidiaries has significant business relations, maintain and keep its material properties and assets in good repair and condition, subject to ordinary wear and tear, and maintain in effect all material governmental permits pursuant to which it or any of its Subsidiaries currently operates. By way of amplification and not limitation, except as expressly contemplated by this Agreement and Section 4.1 of the Company Disclosure Schedules, Company shall not and shall cause its Subsidiaries not to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):
     (a) (i) amend or otherwise change its certificate of incorporation, its by-laws or the comparable governing instruments of any of its Subsidiaries; (ii) subject to Section 5.16 of this Agreement, amend the Rights Agreement, redeem the Rights, or exempt any Acquiring Person (as defined in the Rights Agreement); (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, cash equivalents, marketable securities, stock or property in respect of any capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries to it or a wholly-owned Subsidiary in the ordinary course of business consistent with past practice); or (v) repurchase, redeem or otherwise acquire directly or indirectly any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock (other than as required under the Company Stock Plans);
     (b) neither issue, sell, pledge, dispose of, grant or encumber (i) any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt (other than the issuance of Shares pursuant to the exercise of a Company Option or Company RSU outstanding on the date hereof under the Company Stock Plans) or (ii) any assets of Company (including cash, cash equivalents or marketable securities) or any of its Subsidiaries, except in the ordinary course of business and in a manner consistent with past practice;

     (c) other than in the ordinary and usual course of business and in a manner consistent with past practice and other than transactions not in excess of $50,000 (fifty thousand dollars) in the aggregate in any calendar year, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any of its property or assets (including capital stock of any of its Subsidiaries);
     (d) by any means, (i) make any acquisition of, or investment in, assets or stock (whether by way of merger, consolidation, tender offer, share exchange or other activity) in any transaction or any series of transactions (whether or not related) for an aggregate purchase price or prices, including the assumption of any debt, in excess of $100,000 (one hundred thousand dollars) in the aggregate in any calendar year, except for acquisitions mandated by binding legal commitments existing on the date hereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement that contemplates an exchange of value in excess of $100,000 (one hundred thousand dollars) or $100,000 (one hundred thousand dollars) over the life of such contract or agreement, other than in the ordinary course of business and consistent with past practice; (iv) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $100,000 (one hundred thousand dollars) or capital expenditures which are, in the aggregate, in excess of $500,000 (five hundred thousand dollars) for the Company and the Subsidiaries taken as a whole; provided, that Company shall consult with Parent on all capital expenditures in excess of $50,000 (fifty-thousand dollars) and shall give good-faith consideration to Parent’s comment on the expenditure; provided, further, that with respect to this Section 4.1(d)(iv), Parent shall have been deemed to have provided its consent in the event it shall have not responded to Company’s request for consent within five (5) Business Days from the date of delivery to Parent of such written request, or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 4.1(d);
     (e) other than in the ordinary and usual course of business, (i) modify, amend, or terminate any Contract that is material to Company and its Subsidiaries taken as a whole, and Company shall use its reasonable best efforts to cause any such Contract to remain in full force and effect, (ii) waive, release, relinquish or assign any such Contract (or any of the material rights of Company or any of its Subsidiaries thereunder), right or claim, that is material to Company and its Subsidiaries taken as a whole, (iii) grant any power of attorney or (iv) cancel or forgive any material indebtedness owed to Company or any of its Subsidiaries;
     (f) Company shall not (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other similar reorganization of Company or any Subsidiary of Company, or (ii) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates, other than in the usual and ordinary course of business;

     (g) neither Company nor any of its Subsidiaries shall (i) engage in reductions in force, hire additional employees (except for employees hired in the ordinary course of business and consistent with past practice), (ii) enter into any employment agreement with any person that would employ such person at the level of a director or above, provided that with respect to this Section 4.1(g)(ii), Parent shall have been deemed to have provided its consent in the event it shall have not responded to Company’s request for consent within five (5) Business Days from the date of delivery to Parent of such written request (iii) terminate, establish, adopt, enter into, make any new grants under, amend or otherwise modify any Compensation and Benefit Plans, (iv) increase the salary, wage, bonus or other compensation of any employees or (v) enter into any collective bargaining agreement except for (a) increases in base salaries occurring in the ordinary and usual course of business or (b) actions necessary to satisfy existing contractual obligations under Compensation and Benefit Plans existing as of the date hereof;
     (h) fail to maintain with financially responsible insurance companies (or through self-insurance) insurance in such amounts and against such risks and losses as are consistent with the insurance maintained by it and its Subsidiaries in the ordinary course of business consistent with past practice;
     (i) except in the ordinary and usual course of business or as may be required by applicable Law and except to the extent required by U.S. GAAP as advised by its regular independent accountants, change any accounting principle, practice or method in a manner that is inconsistent with past practice;
     (j) take any action that could reasonably be expected to result in (i) any of the conditions to the Merger set forth in Article VI not being satisfied or (ii) otherwise prevent or materially impair or materially delay the ability of such party to consummate the Merger or the other transactions contemplated hereby;
     (k) authorize or enter into an agreement to do anything prohibited by the foregoing;
     (l) fail to (i) timely file all income and other material Tax Returns required to be filed with any taxing authority in accordance with all applicable laws; (ii) timely pay all material Taxes due and payable; and (iii) promptly notify Parent of any action, suit, proceeding, investigation, audit or claim pending against or with respect to Company or any Subsidiary of Company in respect of any material amount of Tax. Neither Company nor any of its Subsidiaries shall make any Tax election or settle or compromise any material income tax liability without the prior written consent of Parent which shall not be unreasonably withheld;
     (m) commence or settle any litigation, suit, claim or proceeding, other than in an amount less than $40,000 (forty thousand dollars); provided that with respect to this Section 4.1(m), Parent shall have been deemed to have provided its consent in the event it shall have not responded to Company’s request for consent within five (5) Business Days from the date of delivery to Parent of such written request ; and
     (n) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder.

     4.2 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
ARTICLE V
ADDITIONAL AGREEMENTS
     5.1 Access. Company agrees that upon reasonable notice, and except as may otherwise be required or restricted by applicable Law, it shall (and shall cause its Subsidiaries to) afford Parent’s officers, employees, counsel, accountants and other authorized representatives (“Representatives”) reasonable access, during normal business hours throughout the period prior to the Effective Time, to its executive officers, to its properties, offices, books, contracts and records and, during such period, each shall (and each shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested but only to the extent such access does not unreasonably interfere with the business or operations of Company; provided that no investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by Company, Parent or Merger Sub in this Agreement. All requests for information made pursuant to this Section 5.1 shall be directed to an executive officer of Company, or such Person as may be designated by an executive officer. All such information shall be governed by the terms of the Confidentiality Agreement.
     5.2 No Solicitation. (a) Prior to the termination of this Agreement, Company agrees that neither it nor any of its Subsidiaries’ nor any of Company’s or its Subsidiaries’ directors, officers or employees shall, and that Company shall cause its and its Subsidiaries’ agents and other representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage (including by way of furnishing non-public information) or otherwise facilitate any inquiries or the making of any proposal or offer (including any proposal or offer to its stockholders) with respect to: (i) a merger, reorganization, share exchange, consolidation or similar transaction involving Company or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or disposition of ten percent (10%) or more of the assets or any class of equity securities of Company or any of its Subsidiaries in a single transaction or series of related transactions; (iii) any tender offer or exchange offer that, if successful, would result in any Person or “group” becoming a “beneficial owner” (such terms having the meaning in this Agreement as is ascribed under Regulation 13D under the Exchange Act) of ten percent (10%) or more of any class of equity securities of Company or any of its Subsidiaries; (iv) any solicitation in opposition to approval and adoption of this Agreement by Company’s stockholders; or (v) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or any of the other transactions contemplated hereby (any such proposal or offer (other than the transactions contemplated hereby) being hereinafter referred to as an “Acquisition Proposal”). Company further agrees that (i) neither it nor any of its Subsidiaries nor any of its or its Subsidiaries’ directors or officers shall, and that it shall cause its and its Subsidiaries’ agents and representatives not to, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or (ii) agree to, approve, endorse or recommend any Acquisition Proposal or enter into any letter of intent or other contract, agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal. Company agrees that it will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken by Company in this Section 5.2. Notwithstanding anything to the contrary contained in this Section 5.2 or elsewhere in this Agreement, prior to obtaining the Company Requisite Vote, Company may, in connection with a possible Acquisition Proposal, refer any third party to this Section 5.2 and Section 7.5(a) and make a copy of this Section 5.2 and Section 7.5(a) available to a third party.
     (b) Company shall as promptly as practicable (but in any event within forty-eight (48) hours) notify Parent orally (and then in writing within twenty-four (24) hours) after it or any of its Subsidiaries has received any proposal, inquiry, offer or request (or any amendment thereto) relating to or constituting an Acquisition Proposal, any request for discussions or negotiations, or any request for information relating to Company or its Subsidiaries in connection with an Acquisition Proposal or a potential Acquisition Proposal or for access to the properties or books and records thereof of which Company or any of its Subsidiaries or any of their respective directors, officers, employees, representatives (including, without limitation, any financial, legal, accounting or other advisors) or agents is or become aware, or any amendments to the foregoing. Such notice shall include a description of the terms and conditions of, and the identity of the person making, any Acquisition Proposal, proposal, inquiry, offer or request (including any amendments thereto). Company shall also as promptly as practicable (but in any event within forty-eight (48) hours) provide Parent with (i) a copy of any written notice or other written communication from any person informing Company or any of its Subsidiaries that it is considering making, or has made, a proposal regarding an Acquisition Proposal, (ii) a copy of any Acquisition Proposal, proposal (or any amendment thereof) received by Company or any of its Subsidiaries, and (iii) such other details of any such Acquisition Proposal that Parent may reasonably request.
     (c) Notwithstanding anything to the contrary in Section 5.2(a), prior to obtaining the Company Requisite Vote, the Board of Directors of Company may furnish information to and enter into discussions with a third party who has made an unsolicited, written, bona fide proposal or offer regarding an Acquisition Proposal which the Board of Directors of Company has: (i) determined in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation) that such proposal or offer constitutes a Superior Proposal or may reasonably lead to a Superior Proposal, (ii) determined in its good faith judgment, after consultation with independent legal counsel (who may be Company’s regularly engaged independent legal counsel) that, in light of such Acquisition Proposal, the furnishing of such information or entering into discussions is consistent with its fiduciary obligations to Company and its stockholders under applicable Law, (iii) provided written notice to Parent of its determination described in clauses (i) and (ii) above and provided the required information pursuant to Section 5.2(b), and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to Company in the aggregate than those contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”) (it being understood that such Acceptable Confidentiality Agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting Company from satisfying its obligations under this Agreement including providing the required information pursuant to Section 5.2(b), and shall contain a standstill provision substantially similar to the standstill provision in the Confidentiality Agreement).
     (d) Company may, prior to obtaining the Company Requisite Vote: (i) withdraw, amend, modify or qualify, in any manner adverse to Parent, the approval or the recommendation of the Company Board of Directors of this Agreement, the Merger or any of the other transactions contemplated hereby in favor of a Superior Proposal (a “Change in Board Recommendation”); and (ii) accept, approve, endorse or recommend a Superior Proposal, but in each case, if and only to the extent that:
     (i) Company has received an unsolicited bona fide written Acquisition Proposal from such person (in circumstances not involving any breach of this Section 5.2);
     (ii) The Board of Directors of Company, after consultation with and after receiving the advice of its financial advisors and independent legal counsel (who may be Company’s regularly engaged independent legal counsel), has determined in good faith that such Acquisition Proposal constitutes a Superior Proposal;
     (iii) The Board of Directors of Company, after consultation with and after receiving the advice of its independent legal counsel (who may be Company’s regularly engaged independent legal counsel), has determined in good faith that taking such action is consistent with its fiduciary obligations to Company and its stockholders under applicable Laws;
     (iv) Company has provided to Parent the information required to be provided under Section 5.2(b) in respect of such Acquisition Proposal and has promptly notified Parent in writing of the determinations described in Section 5.2(d)(ii) and Section 5.2(d)(iii);
     (v) The Notice Period has elapsed and, if Parent has proposed to revise the terms and conditions of this Agreement, the Merger or any of the transactions contemplated hereby in accordance with Section 5.2(e) within such Notice Period, the Board of Directors of Company has again made the determinations in Section 5.2(d)(ii) and Section 5.2(d)(iii) taking into account such proposed revisions to the terms and conditions of this Agreement and the Merger; and
     (vi) The Fee and Expenses shall have been paid.

     (e) Company covenants that it shall not enter, and shall cause its Subsidiaries not to enter, into any agreement, understanding or arrangement providing for a Superior Proposal (a “Superior Proposal Agreement”) and the Board shall not make a Change in Board Recommendation unless (i) Company has provided Parent with a copy of the Superior Proposal Agreement and written notice of the determination of the Board of Directors of Company that the Acquisition Proposal constitutes a Superior Proposal promptly upon the Board of Directors of Company making such determination, and (ii) Company has provided Parent with an opportunity, for a period of three (3) Business Days from the date of delivery to Parent of the notice of its intention to enter into the Acquisition Proposal (the “Notice Period”), to amend the terms and conditions of this Agreement, the Merger and the transactions contemplated hereby such that the Superior Proposal no longer constitutes a Superior Proposal as determined by the Board of Directors of Company, acting in good faith and in a manner consistent with its fiduciary duties (the “Right to Match”). If Parent exercises the Right to Match, then the Board of Directors of Company shall review in good faith and in a manner consistent with its fiduciary duties, in consultation with and after receiving the advice of its financial advisors and independent legal counsel (who may be Company’s regularly engaged independent legal counsel), any such proposal by Parent to amend the terms and conditions of this Agreement, the Merger and the transactions contemplated hereby, including an increase in, or modification of, the Merger Consideration, to determine whether the Superior Proposal to which Parent is responding would be a Superior Proposal when assessed against the Merger and the other transactions contemplated hereby as they are proposed by Parent to be amended. If the Board of Directors of Company determines that the amended terms and conditions of the Merger and the transactions contemplated hereby proposed by Parent are at least as favorable to Company’s stockholders as the terms and conditions of the Superior Proposal, Company, Parent and Merger Sub shall enter into an amended agreement reflecting Parent’s proposed amendments to the terms and conditions of the Merger and the transactions contemplated hereby and the Board of Directors of Company shall not make a Change in Board Recommendation and shall not enter into a Superior Proposal Agreement, but rather shall promptly reaffirm its recommendation of the Merger and the transactions contemplated hereby, as so amended. In the event Parent does not exercise the Right to Match or the Board of Directors of Company acting in good faith and in a manner consistent with its fiduciary duties determines that the amended terms and conditions of the Merger and the transactions contemplated hereby proposed by Parent are not at least as favorable to Company’s stockholders as the Superior Proposal, and therefore the Superior Proposal continues to be a Superior Proposal, then Company shall terminate this Agreement in accordance with Section 7.3 and contemporaneously with such termination, Company shall pay the Fee and Expenses, both of which shall occur prior to the execution of the Superior Proposal Agreement. Each successive amendment to any Superior Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the stockholders shall constitute a new Superior Proposal for the purposes of this Section 5.2(e) and Parent shall be afforded a new Notice Period in respect of each such Superior Proposal which shall, however, be three (3) Business Days.
     For purposes of this Section 5.2, “Superior Proposal” means an unsolicited bona fide offer made by a third person to consummate any Acquisition Proposal, that in the good faith determination of the Board of Directors of Company, after consultation with its financial advisors and after taking into account relevant financial, legal, regulatory, estimated timing of consummation and other aspects of such proposal and the person or group making such proposal,

(i) would, if consummated in accordance with its terms, result in a transaction more favorable to Company’s stockholders than the Merger (taking into account any proposal by Parent to amend the terms of the Merger or this Agreement) and (ii) is reasonably likely to be consummated; provided, however, that any such offer shall not be deemed to be a “Superior Proposal” if any financing required to consummate the Merger and the other transactions contemplated by such offer is not committed and is not likely in the good faith judgment of the Board of Directors of Company (after consultation with its financial advisors) to be obtained by such third person on a timely basis. For purposes of the definition of “Superior Proposal,” each reference to “10%” in the definition of “Acquisition Proposal” shall be replaced with “50%.”
     5.3 Further Assurances. (a) Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.
     (b) From the date of this Agreement to the Closing Date, each party hereto shall provide the other prompt notice of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of such notice pursuant to this Section 5.3 shall not otherwise affect the rights and remedies available to the party so notified hereunder.
     5.4 Reasonable Best Efforts. (a) Each party hereto shall file or cause to be filed with (i) the Federal Trade Commission and the Department of Justice any notifications required to be filed under the HSR Act, (ii) the appropriate Governmental Entity each of the Foreign Antitrust Filings, in each case in accordance with the applicable rules and regulations promulgated under the relevant Law, with respect to the Merger and the other transactions contemplated hereby and (iii) the appropriate Governmental Entity each filing under the Exon-Florio Provision. Each party hereto will use its reasonable best efforts to make such filings in a timely manner and to respond on a timely basis to any requests for additional information made by either of such agencies.
     (b) Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and using their respective reasonable best efforts to obtain as soon as practicable all Company Required Statutory Approvals or Parent Required Statutory Approvals, as the case may be, and all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party in order to consummate the Merger and the other transactions contemplated hereby. Subject to applicable Laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, Parent and Company shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any Governmental Entity in connection with obtaining the relevant approvals, consents or expirations of waiting periods in relation to the filings. In exercising the foregoing right, each of Company and Parent shall act reasonably and as promptly as practicable.
     (c) Subject to applicable Law and the preservation of any applicable attorney-client privilege, Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the filing, notice or application made by or on behalf of Parent, Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.
     (d) Subject to any confidentiality obligations and the preservation of any attorney-client privilege, Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the transactions contemplated hereby.
     (e) Subject to the fiduciary duties of Company’s Board of Directors under the DGCL and its rights and obligations under Section 5.2, in each case as determined by the Board of Directors of Company after consultation with independent legal counsel (who may be Company’s regularly engaged independent legal counsel), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging any transaction contemplated by this Agreement or any other agreement contemplated hereby, each of Parent, Merger Sub and Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other transactions contemplated hereby; provided that neither Merger Sub nor Parent will be required by this Section 5.4 to take any action, including into entering into any consent decree, hold separate orders or other arrangements, that (A) requires the divestiture of any assets of Merger Sub, Parent or Company or any of their respective Subsidiaries or (b) limits Parent’s freedom of action with respect to, or its ability to retain, Company and its Subsidiaries or any portion thereof or any of Parent’s or its Affiliates’ other assets or businesses.
     5.5 Filings, Other Actions. (a) Each of Company and Parent shall cooperate with each other in the preparation of the Proxy Statement (including the preliminary Proxy Statement) and any amendment or supplement to the preliminary Proxy Statement and, except to the extent provided in Section 5.2(d), the Proxy Statement shall include the recommendation of the Board of Directors of Company that Company’s stockholders approve and adopt this Agreement. As promptly as practicable after the execution of this Agreement, and in any event no later than twenty (20) days following the date of this Agreement, Company shall file with the SEC the preliminary Proxy Statement and, thereafter, shall use its reasonable best efforts to have the preliminary Proxy Statement cleared by the SEC as promptly as practicable; provided, however, that Company shall furnish such preliminary Proxy Statement to Parent and give Parent and its legal counsel a reasonable opportunity to review such preliminary Proxy Statement prior to filing with the SEC and shall accept all reasonable additions, deletions or changes suggested by Parent in connection therewith. Company shall notify Parent of the receipt of any comments from the SEC staff with respect to the preliminary Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent as promptly as reasonably practicable copies of all written correspondence (and summaries of any oral comments) between Company or any Representative of Company and the SEC with respect to the Proxy Statement. Company shall provide Parent and its legal counsel with a reasonable opportunity to review and comment on any proposed response to any comment of the SEC staff and any amendment or supplement to each of the preliminary and the definitive Proxy Statement prior to filing with the SEC and shall accept all reasonable additions, deletions or changes suggested by Parent in connection therewith. Parent and Merger Sub shall promptly provide Company with such information as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the SEC staff. After all the comments received from the SEC has been cleared by the SEC staff and all information required to be contained in the Proxy Statement have been included therein by Company, Company shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be disseminated (including by electronic delivery if permitted), as promptly as reasonably practicable to its stockholders of record as of the record date established by the Board of Directors of Company. Each of the parties hereto shall correct promptly any information provided by it to be used specifically in the Proxy Statement, if required, that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable Law.
     (b) Company and Parent shall cooperate with each other in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.
     (c) Company shall take all action necessary in accordance with the DGCL and its restated certificate of incorporation and by-laws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the date of this Agreement (and in any event, no later than thirty (30) days after the dissemination of the Proxy Statement to Company’s stockholders) for the purpose of obtaining the Company Requisite Vote (the “Company Meeting”) and, subject to Section 5.2(d), shall include in the Proxy Statement the recommendations of its Board of Directors that its stockholders approve and adopt this Agreement, the Merger and the other transactions contemplated hereby. Subject to Section 5.2 of this Agreement, Company will use all reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger. Neither the commencement, disclosure, announcement or submission to Company of an Acquisition Proposal (whether or not a Superior Proposal), nor any furnishing of information, discussions or negotiations with respect thereto, nor any decision or action by the Board of Directors of Company to effect a Company Change of Recommendation shall give the Company any right to delay, defer or adjourn the Company Meeting. Notwithstanding the foregoing,

Company may adjourn or postpone the Company Meeting with the consent of Parent to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to Company’s stockholders or if, as of the time the Company Meeting is scheduled (as set forth in the Proxy Statement), there are insufficient Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting.
     5.6 Stock Exchange De-listing. Parent shall, or shall cause the Surviving Corporation to, use its reasonable best efforts to cause the Common Shares to be removed from listing on the Nasdaq National Market System and de-registered under the Exchange Act as soon as practicable following the Effective Time.
     5.7 Publicity. The initial press release shall be a joint press release, and thereafter, subject to Section 5.2, Company and Parent each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the Merger or any transaction contemplated hereby and prior to making any filings with any third party and/or any Governmental Entity with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or national market system on which such party’s securities are listed or traded.
     5.8 Benefits and Other Employee Matters. (a) Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the current and former employees of Company and its Subsidiaries will continue to be provided with, in the aggregate, compensation and benefits under employee benefit plans that are substantially comparable to those provided by Company and its Subsidiaries to such employees immediately prior to the Effective Time. From and after the Effective Time, employees of the Company or any Subsidiary shall receive credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement (other than equity-based compensation plans) established or maintained by the Surviving Corporation or any of its Subsidiaries for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit or result in an unusual or unintended increase in such benefit; provided, further, to the extent that an employee of the Company or any Subsidiary is paid severance as a result of the Merger or the transactions contemplated hereby, such employee shall not be provided with full credit for service recognized by the Surviving Corporation for purposes of any future severance or severance-like payments.
     (b) From and after the Effective Time, Parent shall use reasonable commercial efforts to (i) cause to be waived any pre-existing condition limitations under benefit plans, policies or practices of the Surviving Corporation in which employees of Company or its Subsidiaries participate and (ii) cause to be credited any deductibles and out-of-pocket expenses incurred by such employees and their beneficiaries and dependents during the portion of the calendar year prior to participation in the benefit plans provided by the Surviving Corporation.
     (c) Parent shall, and shall cause the Surviving Corporation to, honor all contractual employee benefit obligations to current and former employees and directors under Company Compensation and Benefit Plans.

     5.9 Indemnification; Directors’ and Officers’ Insurance. (a) Merger Sub shall indemnify and hold harmless, as required pursuant to the indemnity agreements of Company (the “Company Indemnity Agreements”) (provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director, officer and employee of Company and its Subsidiaries (collectively, the “Indemnified Parties”) against any reasonable costs or reasonable expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the Merger and the other transactions contemplated hereby. No initial finding by Company, Parent, Surviving Corporation, their respective counsel, independent counsel, arbitrators or the stockholders of Company, Parent or Surviving Corporation shall be effective to deprive the Indemnified Parties of the protection of this indemnity, nor shall a court or other forum to which an Indemnified Party may apply for enforcement of this indemnity give any weight to any such adverse finding in deciding any issue before it. Upon making a request for indemnification, an Indemnified Party shall be presumed to be entitled to indemnification under this Section 5.9 and a challenging party shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any claim, action, suit, proceeding or investigation by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, (i) adversely affect the rights of the Indemnified Party to indemnification except as indemnification may be expressly prohibited under this Section 5.9, (ii) create a presumption that the Indemnified Party did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of Company and its stockholders or (iii) with respect to any criminal action or proceeding, create a presumption that the Indemnified Party had reasonable cause to believe that his conduct was unlawful.
     (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 5.9, upon receiving written notification of any such claim, action, suit, proceeding or investigation, shall promptly notify Merger Sub in writing thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party except if, and only to the extent that, such failure materially prejudices Merger Sub. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Merger Sub shall pay the fees and expenses of counsel selected by the Indemnified Party, promptly after statements therefor are received, and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Merger Sub will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under the DGCL shall be made by independent counsel mutually acceptable to Merger Sub and the Indemnified Party; provided, however, that (A) Merger Sub shall be obligated pursuant to this Section 5.9(b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between the positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to retain separate counsel mutually satisfactory to Parent and such Indemnified Party, (B) the Indemnified

Parties shall cooperate in the defense of any such matter and (C) Parent shall not be liable for any settlement effected without its prior written consent (which consent may not be unreasonably withheld or delayed).
     (c) Company shall maintain its existing officers and directors’ liability insurance (“D&O Insurance”) coverage for Company’s directors and officers for a period of six (6) years after the Effective Time or cause to be obtained prior to the Effective Time “tail” insurance policies with a claims period of at least six (6) years from the Effective Time, so long as the annual premium therefor is not in excess of 300% (three hundred percent) of the last annual premium paid prior to the date hereof (which last annual premium Company represents and warrants to be $388,000 (three hundred eighty eight thousand) in the aggregate).
     (d) The certificate of incorporation and by-laws of the Surviving Corporation shall include provisions for exculpation of director and officer liability and indemnification no less favorable than as set forth in Company’s certificate of incorporation and by-laws in effect on the date hereof for six (6) years after the Effective Time.
     (e) If Parent or the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 5.9.
     (f) The rights of each Indemnified Party under this Section 5.9 shall be in addition to any right such Person might have under the certificate of incorporation or by-laws of Company or any of its Subsidiaries, or under applicable Law (including the DGCL) or under any agreement of any Indemnified Party with Company or any of its Subsidiaries. The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs and representatives.
     5.10 Expenses. Subject to Section 7.6, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that each of Company and Parent shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement, if any (including any SEC filing fees).

     5.11 Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of Parent, Company and Merger Sub and their respective Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable hereafter on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. “Takeover Statute” shall mean any restrictive provision of any applicable “fair price,” “moratorium,” “control share acquisition,” “interested stockholder” or other similar anti-takeover Law, including Section 203 of the DGCL.
     5.12 Parent Vote. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Common Shares and any shares of capital stock of Merger Sub beneficially owned by it or any of its Affiliates (as such term is defined under the Exchange Act), or with respect to which it or any of such Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the approval of this Agreement and the transactions contemplated hereby at any meeting of stockholders of Company or Merger Sub, respectively, at which this Agreement shall be submitted for approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of either Company or Merger Sub by consent in lieu of a meeting).
     5.13 Section 16 Matters. Prior to the Effective Time, Parent and Company shall use all reasonable efforts to approve in advance, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act, any dispositions of Common Shares (including derivative securities with respect to such Common Shares) resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16 of the Exchange Act with respect to equity securities of the Company.
     5.14 Financing. To the extent required, each of Parent use its reasonable best efforts to seek to enforce its rights under the agreement set forth in Section 5.14 of the Parent Disclosure Letter.
     5.15 Consents. Each of Parent and Company, shall use their reasonable best efforts to promptly obtain all consents and written waivers under the contracts set forth in Section 3.1(d)(ii) of the Company Disclosure Schedules and Section 3.2(c)(ii) of the Parent Disclosure Schedules, as applicable, that may be, or become, necessary or as may be reasonably requested for the execution, delivery or performance of their obligations to, and consummation of the transactions contemplated by this Agreement.
     5.16 Rights Agreement. The Company shall, no later than two (2) Business Days following the date of this Agreement, have validly amended the Rights Agreement as set forth in Exhibit C hereto and incorporated by reference herein, and as so amended, shall be the Rights Agreement.

ARTICLE VI
CONDITIONS
     6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, written waiver at or prior to the Effective Time of each of the following conditions:
     (a) The Company Requisite Vote approving and adopting this Agreement and the transactions contemplated hereby shall have been obtained.
     (b) No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, Law, ordinance, rule, regulation, judgment, decree, injunction or other order that is in effect or taken any other action (whether temporarily, preliminarily or permanently) enjoining, restraining or otherwise prohibiting the consummation of the Merger (collectively, an “Order”); provided, however, that prior to invoking this condition each party agrees to comply with Section 5.4.
     (c) Any waiting period (or extension thereof) applicable to the consummation of the Merger under the HSR Act or other applicable foreign, federal or state antitrust, competition or fair trade Laws shall have expired or been terminated and all regulatory clearances in any relevant jurisdiction shall have been obtained in respect of the Merger and the other transactions contemplated hereby unless otherwise waived by Merger Sub.
     6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of Company to effect the Merger is further subject to the satisfaction, or to the extent permitted by applicable Law, written waiver at or prior to the Effective Time of each of the following conditions:
     (a) (i) the representations and warranties of Parent and Merger Sub set forth in this Agreement (excluding the representations and warranties of Parent and Merger Sub set forth in Section 3.2(h)) shall be true and correct (without regard to any qualification as to materiality or Parent Material Adverse Effect), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such other date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have or would not reasonably be expected to have a Parent Material Adverse Effect, and (ii) the representations and warranties of Parent and Merger Sub set forth in Section 3.2(h) and Section 3.2(i) shall be true and correct in all respects as of the date of this Agreement as though made on and as of the Closing Date.
     (b) Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time; and

     (c) Parent shall have delivered to Company a certificate, dated the Effective Time and signed by a senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
     6.3 Conditions to Obligation of Parent to Effect the Merger. The obligation of Parent to effect the Merger is further subject to the satisfaction, or to the extent permitted by applicable Law, written waiver at or prior to the Effective Time, of each of the following conditions:
     (a) (i) the representations and warranties of Company set forth in this Agreement (excluding the representations and warranties of Company set forth in Section 3.1(b)(i), Section 3.1(h)(ii), Section 3.1(l)(ii) and Section 3.1(w)) shall be true and correct (without regard to any qualification as to materiality or Company Material Adverse Effect), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such other date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have or would not reasonably be expected to have a Company Material Adverse Effect, and (ii) the representations and warranties of Company set forth in Section 3.1(b)(i) (other than de minimis exceptions), Section 3.1(h)(ii), Section 3.1(l)(ii) and Section 3.1(w) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.
     (b) Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time;
     (c) the Committee on Foreign Investment in the United States (“CFIUS”) shall have notified Parent and Company in writing that action under the Exon-Florio Provision is concluded with respect to the Agreement and the Merger, and in the event that CFIUS has undertaken an investigation, CFIUS has terminated such investigation; and
     (d) Company shall have delivered to Parent a certificate, dated the Effective Time and signed by a senior officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
ARTICLE VII
TERMINATION
     7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of Company, by mutual written consent of Company, Parent and Merger Sub by duly authorized action of their respective Boards of Directors.

     7.2 Termination by Either Parent or Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of Company, by duly authorized action of the Board of Directors of Parent, Merger Sub or Company if:
     (a) the Company Meeting (after any permitted postponement or adjournments thereof) shall have concluded and the Company Requisite Vote contemplated by this Agreement shall not have been obtained;
     (b) (i) the Effective Time shall not have occurred by February 3, 2009 (the “Termination Date”) and (ii) the party seeking to terminate this Agreement pursuant to this Section 7.2(b) shall not have breached in any material respect its obligations under this Agreement in any manner that has been a proximate cause of the failure to consummate the Merger on or before such date; or
     (c) any Order permanently restraining, permanently enjoining or otherwise permanently prohibiting the consummation of the Merger shall become final and non-appealable after the parties have used their reasonable best efforts to have such Order removed, repealed or overturned; provided that the right to terminate this Agreement pursuant to this Section 7.2(c) shall not be available to any party that has breached its obligations under this Agreement in any manner.
     7.3 Termination by Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of Company, by action of the Board of Directors of Company, if:
     (a) at any time prior to obtaining the Company Requisite Vote, the Board of Directors of Company approves or enters into a Superior Proposal Agreement; provided, however, that Company may not effect such termination unless (i) Company is not then in breach of Section 5.2 and (ii) the termination pursuant to this Section 7.3(a) shall not be effective unless Company shall at or prior to the time of such termination make the payment to Parent of the Fee and Expenses required by Section7.6; or
     (b) Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (1) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (2) cannot be cured by the Termination Date; provided that Company shall have given Parent written notice, delivered at least thirty (30) days prior to such termination, stating Company’s intention to terminate this Agreement pursuant to this Section 7.3(b) and the basis for such termination.
     7.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of Company, by action of the Board of Directors of Parent, if :

     (a) Company or the Board of Directors of Company accepts, approves, endorses or recommends any Superior Proposal Agreement;
     (b) a Change in Board Recommendation shall have occurred (it being understood, however, that the fact that Company has supplied any Person with information regarding Company or has entered into discussions or negotiations with such Person as permitted by this Agreement, or the disclosure of such facts, shall not be deemed a withdrawal or modification of Company’s Board of Directors’ recommendation of the Offer, the Merger or this Agreement);
     (c) a Distribution Date (as defined in the Rights Agreement) or a Triggering Event (as defined in the Rights Agreement) has occurred or the Company shall otherwise have issued or be required to issue any Common Shares or Company Preferred Stock pursuant to the Rights Agreement; or
     (d) Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (1) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (2) cannot be cured by the Termination Date; provided that Parent shall have given Company written notice, delivered at least thirty (30) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 7.4(d) and the basis for such termination.
     7.5 Effect of Termination. In the event of termination of this Agreement pursuant to Article VII, this Agreement shall become void and of no effect with no liability on the part of Company, Parent or Merger Sub, other than the provisions of Section 7.6 (and any other provision herein related to Fees and Expenses), this Section 7.5 and Article VIII, which provisions shall survive termination. Nothing contained in this Section 7.5 shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement prior to the date of such termination or alter the provisions of the Confidentiality Agreement.
     7.6 Fees and Expenses. (a) In the event that:
(i)	Company terminates this Agreement pursuant to Section 7.3(a); or

(ii)	Parent terminates this Agreement pursuant to Section 7.4(a) or 7.4(b); or

(iii)	(A) either Parent or Company terminates this Agreement pursuant to Section 7.2(b), or Parent terminates this Agreement pursuant to Section 7.4(c) or Section 7.4(d), (B) at the time of such termination, Parent and Merger Sub shall have complied, in all material respects, with their obligations under this Agreement, (C) an Acquisition Proposal with each reference to “10%” in the definition thereof replaced with “50%”) shall have been publicly announced and not withdrawn, or otherwise become publicly known after the date of this Agreement, and (D) within 12 months after such termination, Company either enters into a definitive agreement relating to an Acquisition Proposal (with each reference to “10%” in the definition thereof replaced with “50%”) or consummates an Acquisition Proposal (with each reference to “10%” in the definition thereof replaced with “50%”); provided, for the purposes of this Section 7.6(iii)(D) the term “Acquisition Proposal” shall not include transactions set forth in Section 5.2(a)(iv) and (v):
then, in any such event Company shall pay Parent, substantially simultaneously (or if the payment is pursuant to Section 7.6(a)(ii) promptly (but in no event later than one (1) Business Day after the first of such events shall have occurred)) a fee of $8,700,000 (eight million seven hundred thousand dollars) (the “Fee”), by wire transfer of same day funds to an account previously designated in writing by Parent or Merger Sub.
     (b) If this Agreement is terminated pursuant to Section 7.2(a), and neither Parent nor Merger Sub is in material breach of its material covenants and agreements contained in this Agreement, Company shall reimburse each of Parent and Merger Sub (not later than one (1) Business Day after submission therefor) for all out-of-pocket expenses and fees (which includes charges and expenses incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby (including fees of legal and financial advisors, consultants and travel and lodging expenses of employees of Parent, Purchaser and its affiliates engaged in the Transactions) of $1,000,000 (one million dollars) in the aggregate (“Expenses”). If this Agreement is terminated by either Parent or Company pursuant to Section 7.2(a) and an Acquisition Proposal (with each reference to “10%” in the definition thereof replaced with “50%”) shall have been publicly announced and not withdrawn, or otherwise become publicly known after the date of this Agreement, and Company enters into a definitive agreement, within 12 months after such termination, relating to an Acquisition Proposal (excluding transactions set forth in Section 5.2(a)(iv) and (v), and with each reference to “10%” in the definition thereof replaced with “50%”) or an Acquisition Proposal (excluding transactions set forth in Section 5.2(a)(iv) and (v), and with each reference to “10%” in the definition thereof replaced with “50%”) is consummated, then Company shall pay the Fee less Expenses to Parent not later than one (1) Business Day after the announcement or completion of such transaction.
     (c) The parties hereto acknowledge that the agreement contained in Section 7.6 is an integral part of the Transactions, and that without this agreement Parent and Merger Sub would not have entered into this Agreement; accordingly, if Company fails to promptly pay any amounts due pursuant to Section 7.5(a) or Section 7.6(b), and in order to obtain such payment Parent or Merger Sub, as the case may be, commences a suit which results in a judgment against the other party for payment of all or a portion of amounts set for this Section 7.6, the non-prevailing party shall pay to the prevailing party its costs and expenses (including its reasonable attorneys’ fees) incurred in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate in effect from time to time and quoted in The Wall Street Journal during such period. The payment of such amount shall be the sole and exclusive remedy of a party with respect to the facts and circumstances giving rise to such payment obligation except to the extent such facts or circumstances constitute or arise from willful breach of the other party’s obligations. A termination fee provided for in this Section 7.6 is payable whether or not there has been a breach of this Agreement.

ARTICLE VIII
MISCELLANEOUS AND GENERAL
     8.1 Modification or Amendment. The parties hereto may not modify or amend this Agreement except by written agreement executed and delivered by duly authorized officers of the respective parties.
     8.2 Waiver of Conditions. At any time prior to the Effective Time, each of the parties hereto may (a) extend the time for performance of any obligation or act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein, in each case, to the extent permitted by applicable Law.
     8.3 Counterparts. This Agreement may be executed in any number of counterparts including by facsimile signature or by electronic means such as a .PDF file, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
     8.4 Governing Law and Venue. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE. All actions or proceedings arising out of or relating to this Agreement shall be heard and determined, and the parties hereby irrevocably submit to the exclusive jurisdiction of the Delaware Chancery Court in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Chancery Court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.5 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
     8.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered Personally or sent by registered or certified mail, postage prepaid, or by facsimile (upon receipt of telephonic confirmation of successful transmission):

if to Parent or Merger Sub,
Essar Services, Mauritius
13th Floor, Essar House
K.K. Marg, Mahalaxmi
Mumbai 400 034 India
Attention:     Surendra Agarwal
Telephone:    +91.981.973.0083
                       +91.226.660.1100
Facsimile:      +91.222.354.490
with a copy to
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention:      Stephen M. Besen, Esq.
Telephone:      (212) 848-4000
Facsimile:      (212) 848-7179
if to Company,
PeopleSupport, Inc.
1100 Glendon Avenue
Suite 1250
Attention:      Lance Rosenzweig
Telephone:      (310) 824-6022
Facsimile:      (310) 824-6355
and to
Attention:      Peter Phan
Telephone:      (310) 824-6022
Facsimile:      (310) 824-6355
with a copy to
Pillsbury Winthrop Shaw Pittman LLP
2475 Hanover Street
Palo Alto, California 94304
Attention:      Jorge A. del Calvo
Telephone:      (650) 233-4500
Facsimile:      (650) 233-4545

and to
Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036
Attention:      Stephen R. Rusmisel and Donovan W. Burke
Telephone:      (212) 858-1000
Facsimile:      (212) 858-1500
or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.
     8.6 Entire Agreement; No Other Representations. This Agreement (including any Annexes, Schedules and Exhibits hereto), the Company Disclosure Schedules, the Parent Disclosure Schedules and the Confidentiality and Standstill Agreement, dated as of May 20, 2008 between Aegis BPO Services Limited and Company (the “Confidentiality Agreement”) constitute the entire agreement by and among the parties hereto and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE MERGER, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.
     8.7 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that the Indemnified Parties are intended to be third-party beneficiaries of this Agreement.
     8.8 Obligations of Parent and of Company. Except as otherwise specifically provided herein, whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of Company to take any action, such requirement shall be deemed to include an undertaking on the part of Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

     8.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
     8.10 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws. References to a Person are also to its successors and permitted assigns. The use of “or” is not intended to be exclusive unless expressly indicated otherwise.
     8.11 Assignment. This Agreement shall not be assignable by operation of Law or otherwise; provided, however, that Parent may designate, by written notice to Company, another wholly-owned direct or indirect subsidiary to be a constituent corporation in lieu of Merger Sub, so long as such designation would not reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any Parent Required Statutory Approval or Company Required Statutory Approval or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay the consummation of the Merger; provided, further, however, that notwithstanding the foregoing, Parent or Merger Sub may assign on a collateral basis any and all of its rights and interests hereunder to any provider of debt financing of the transactions contemplated hereby. If the requirements of the previous sentence are met and Parent wishes to designate another wholly-owned direct or indirect subsidiary to be a constituent corporation in lieu of Merger Sub, then all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

     8.12 Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     8.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at Law or equity.

     IN WITNESS WHEREOF, this Agreement has been duly executed, acknowledged and delivered by the duly authorized officers of the parties hereto as of the date first written above.

PEOPLESUPPORT, INC.
By:	/s/ Lance Rosenzweig
	Name:	Lance Rosenzweig
	Title:	CEO

ESSAR SERVICES, MAURITIUS
By:	/s/ Aparup Sengupta
	Name:	Aparup Sengupta
	Title:	Global CEO

EASTER MERGER SUB, INC.
By:	/s/ Surendra Agarwal
	Name:	Surendra Agarwal
	Title:	Secretary

Signature Page to Merger Agreement

Exhibit A
Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PEOPLESUPPORT, INC.
ARTICLE I
Name
          The name of the corporation is PeopleSupport, Inc. (the “Corporation”).
ARTICLE II
Registered Office and Registered Agent
          The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.
ARTICLE III
Corporate Purpose
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).
ARTICLE IV
Capital Stock
          The total number of shares of all classes of stock that the Corporation shall have authority to issue is 200, all of which shall be shares of Common Stock, par value $.01 per share.
ARTICLE V
Directors
          (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.
          (2) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally

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liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
ARTICLE VI
Indemnification of Directors, Officers and Others
          (1) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.
          If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law.
          (2) Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation for any expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on

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behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
          If a claim under the first paragraph of this Section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
          The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
          (3) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.
     (4) Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of any director, officer, employee or agent of the Corporation existing at the time of such repeal or modification. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to whom Delaware law permits the Corporation to provide indemnification) through by-laws provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

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ARTICLE VII
By-Laws
          The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.
ARTICLE VIII
Reorganization
          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
ARTICLE IX
Amendment
          The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Amended and Restated Certificate of Incorporation and all rights conferred on stockholders, directors and officers in this Amended and Restated Certificate of Incorporation are subject to this reserved power.

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Exhibit B
Amended and Restated Bylaws

AMENDED AND RESTATED BY-LAWS
OF
PEOPLESUPPORT, INC.

2

i

ii

Section	Page
Article X

AMENDMENTS
SECTION 10.01. Amendments	13

iii

AMENDED AND RESTATED BY-LAWS
OF
PEOPLESUPPORT, INC.
ARTICLE I
OFFICES
     SECTION 1.01. Registered Office. The registered office of PeopleSupport, Inc. (the “Corporation”) in the State of Delaware shall be at the principal office of Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808 and the registered agent in charge thereof shall be Corporation Service Company.
     SECTION 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “General Corporation Law”) to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.
     SECTION 2.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board, the President or the Secretary of the Corporation or by the recordholders of at least a majority of the shares of common stock of the Corporation issued and outstanding and entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.
     SECTION 2.03. Notice of Meetings. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each recordholder of shares entitled to vote thereat, not less

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than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the “Secretary”) shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.
     (b) Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.
     SECTION 2.04. Waiver of Notice. Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.
     SECTION 2.05. Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
     SECTION 2.06. Quorum. Except as otherwise provided by law or the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the recordholders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.
     SECTION 2.07. Voting. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power on the matter in question. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of stockholders, the vote

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of the recordholders of a majority of the shares constituting such quorum shall decide any question brought before such meeting.
     SECTION 2.08. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express, in writing, consent to or dissent from any action of stockholders without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such action of stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.
     SECTION 2.09. Stockholders’ Consent in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all shares entitled to vote thereon were present and voted.
ARTICLE III
BOARD
     SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by stockholders.
     SECTION 3.02. Number and Term of Office. The number of directors shall be one or such other number as shall be fixed from time to time by the Board. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.09 hereof, and each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.
     SECTION 3.03. Resignation. Any director may resign at any time by delivering his written resignation to the Board, the Chairman of the Board of the Corporation (the “Chairman”) or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
     SECTION 3.04. Removal. Any or all of the directors may be removed, with or without cause, at any time by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of the recordholders of shares pursuant to Section 2.09 hereof.

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     SECTION 3.05. Vacancies. Vacancies occurring on the Board as a result of the removal of directors without cause may be filled only by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of such recordholders pursuant to Section 2.09 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of directors, may be filled by such vote or written consent or by vote of the Board or by written consent of the directors pursuant to Section 3.08 hereof. If the number of directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the directors then in office or by written consent of all such directors pursuant to Section 3.08 hereof. Unless earlier removed pursuant to Section 3.04 hereof, each director chosen in accordance with this Section 3.05 shall hold office until the next annual election of directors by the stockholders and until his successor shall be elected and qualified.
     SECTION 3.06. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors by the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.
     (b) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the President of the Corporation (the “President”), the Secretary or a majority of the Board shall from time to time determine.
     (c) Notice of Meetings. The Secretary shall give written notice to each director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.
     (d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.
     (e) Quorum and Manner of Acting. One-third of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting,

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a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.
     (f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:
          1) the Chairman;
          2) the President;
          3) any director chosen by a majority of the directors present.
The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.
     SECTION 3.07. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these By-laws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

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     SECTION 3.08. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     SECTION 3.09. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
     SECTION 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.
ARTICLE IV
OFFICERS
     SECTION 4.01. Officers. The officers of the Corporation shall be the President and Secretary and may include one or more Assistant Secretaries. Any two or more offices may be held by the same person.
     SECTION 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.
     SECTION 4.03. Term of Office, Resignation and Removal. (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.
     (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

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     (c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the shares entitled to vote thereon.
     SECTION 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.
     SECTION 4.05. The Chairman. The Chairman shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these By-laws.
     SECTION 4.06. The President. The President shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these By-laws.
     SECTION 4.07. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.
     SECTION 4.08. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.
     SECTION 4.09. Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the

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Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.
     SECTION 4.10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.
     SECTION 4.11. Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.
ARTICLE V
CHECKS, DRAFTS, NOTES, AND PROXIES
     SECTION 5.01. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.
     SECTION 5.02. Execution of Proxies. The Chairman, the President or any Vice President may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the President or any Vice President.
ARTICLE VI
SHARES AND TRANSFERS OF SHARES
     SECTION 6.01. Certificates Evidencing Shares. Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice President and by the Secretary, any Assistant Secretary, the

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Treasurer or any Assistant Treasurer. If such a certificate is manually signed by one such officer, any other signature on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.
     SECTION 6.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate evidencing shares issued by the Corporation, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.
     SECTION 6.03. Transfers of Shares. Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.
     SECTION 6.04. Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.
     SECTION 6.05. Lost, Destroyed and Mutilated Certificates. Each recordholder of shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     SECTION 6.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing shares.
     SECTION 6.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any

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meeting of stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
ARTICLE VII
SEAL
     SECTION 7.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”.
ARTICLE VIII
FISCAL YEAR
     SECTION 8.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.
ARTICLE IX
INDEMNIFICATION AND INSURANCE
     SECTION 9.01. Indemnification. (a) Subject to Section 9.01(d) of these By-laws, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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     (b) Subject to Section 9.01(d) of these By-laws, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that any person described in Section 9.01(a) and (b) of these By-laws has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under Section 9.01(a) and (b) of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.01(a) and (b) of these By-laws. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, or (4) by the stockholders of the Corporation.
     (e) Expenses incurred by an officer or director of the Corporation in defending a civil or criminal action, suit or proceeding shall be, and expenses incurred by a person other than a director or an officer of the Corporation in defending a civil or criminal action, suit or proceeding may be, paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the manner provided for in Section 9.01(d) of these By-laws upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that such person is entitled to be indemnified by the Corporation pursuant to this Article IX.
     (f) The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or

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otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or amendment of any of the provisions of this Article IX shall not adversely affect any right or potential of any indemnitee existing at the time of such repeal or amendment.
     (g) For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (h) For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.
     (i) If any word, clause or provision of this Article IX or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.
     (j) The intent of this Article IX is to provide for indemnification to the fullest extent permitted by Section 145 of the General Corporation Law. To the extent that such Section or any successor Section may be amended or supplemented from time to time, this Article IX shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by law.
     SECTION 9.02. Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX.

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ARTICLE X
AMENDMENTS
     SECTION 10.01. Amendments. Any By-law (including these By-laws) may be altered, amended or repealed by the vote of the recordholders of a majority of the shares then entitled to vote at an election of directors or by written consent of stockholders pursuant to Section 2.09 hereof, or by vote of the Board or by a written consent of directors pursuant to Section 3.08 hereto.

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Exhibit C
Amendment to Rights Agreement

AMENDMENT TO RIGHTS AGREEMENT
     THIS AMENDMENT (this “Amendment”), dated as of August 3, 2008 between PeopleSupport, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (“Computershare”), to the Rights Agreement dated as of August 28, 2007 between the Company and Computershare (the “Rights Agreement”).
     A. Whereas, pursuant to Section 27 of the Rights Agreement, the Company may, from time to time, supplement or amend the Rights Agreement in accordance with the provisions of such Section;
     B. Whereas, the Board of Directors of the Company has determined that it is in the best interests of the Company to enter into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Essar Services, Mauritius, a company organized under the laws of Mauritius (“Parent”) and Easter Merger Sub, Inc., a Delaware corporation (“Merger Sub”);
     C. Whereas, pursuant to the Merger Agreement, merger Sub will merge with and into the Company, which shall be the surviving corporation, in accordance with Delaware General Corporation Law (the “DGCL”) as well as all other applicable Laws;
     D. Whereas, there is not as of the date hereof any Acquiring Person, Distribution Date or Triggering Event (as such terms are defined in the Rights Agreement);
     E. Whereas, the Company is obligated and the Company desires to amend the Rights Agreement such that, with respect to the execution of and the consummation of the transactions contemplated by the Merger Agreement and the Stockholders Agreement, neither Parent nor any of its Affiliates is or will become an “Acquiring Person” and that no “Triggering Event” or “Distribution Date” (as such terms are defined in the Rights Agreement) will occur.
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:
     1. Amendment of Section 1(a). Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, none of Essar Services, Mauritius, a company organized under the laws of Mauritius (“Parent”) or Easter Merger Sub, Inc., a Delaware corporation (“Merger Sub”), or any of their respective Affiliates or Associates shall be deemed to be an “Acquiring Person” by virtue of (i) the approval, execution or delivery of the Agreement and Plan of Merger, dated as of August 3, 2008 by and between Parent, Merger Sub and the Company, as amended from time to time (the “Merger Agreement”), (ii) the acquisition of Common Shares pursuant to the Merger (as defined in the Merger Agreement), (iii) the consummation of any of the other transactions contemplated in the Merger Agreement or (iv) the public announcement of any of the foregoing (each such event, an “Exempt Event”).”
     2. Amendment of Section 1(o). Section 1(o) of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as the result of an Exempt Event.”
     3. Amendment of Section 1(uu). Section 1(uu) of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred as the result of an Exempt Event.”
     4. Amendment of Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding the foregoing or anything in the Rights Agreement to the contrary, this Section 11(a) shall not apply to any Exempt Event.”
     5. Amendment of Section 13. Section 13 of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding anything in this Rights Agreement to the contrary, no Exempt Event shall be deemed to be an event of the type described in the first sentence of this Section 13, and shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 13.”
     6. Rights Agreement as Amended. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. Except as set forth herein, the Rights Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.
     7. All amendments made to the Rights Agreement in this Amendment shall be deemed to apply retroactively as well as prospectively.
     8. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with all laws of such State applicable to contracts to be made and performed entirely within such State.
     9. This Amendment may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:	PEOPLESUPPORT, INC.

By:	By:

Title:	Title:

Attest:	COMPUTERSHARE TRUST COMPANY, N.A.

By:	By:

Title:	Title: